The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)
Registration No. 333-220257

SUBJECT TO COMPLETION, DATED JULY 10, 2018

PRELIMINARY PROSPECTUS SUPPLEMENT

(To Prospectus dated January 2, 2018)

$1,100,000,000

Common Stock

The forward sellers referred to below are offering $1,100,000,000 of shares of our common stock, no par value. We expect to enter into forward sale agreements with an affiliate of Citigroup Global Markets Inc. and an affiliate of J.P. Morgan Securities LLC, which affiliates we refer to in such capacity as the “forward purchasers,” with respect to $1,100,000,000 of shares of our common stock. In connection with these forward sale agreements, the forward purchasers or their respective affiliates, whom we refer to in such capacity as the “forward sellers,” at our request, are borrowing from third parties and selling to the underwriters an aggregate of $1,100,000,000 of shares of our common stock. If the forward purchasers determine in good faith, after using commercially reasonable efforts, that the forward sellers are unable to borrow and deliver for sale on the anticipated closing date such number of shares of our common stock or that the forward sellers are unable to borrow, at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date such number of shares of our common stock, or if the forward sellers elect not to borrow shares of our common stock because certain conditions in the underwriting agreement for this offering are not satisfied, then we will issue and sell to the underwriters a number of shares equal to the number of shares that the forward sellers do not borrow and sell.

We will not initially receive any proceeds from the sale of our common stock sold by the forward sellers to the underwriters, except in certain circumstances described in this prospectus supplement. We expect to fully physically settle the forward sale agreements and receive proceeds, subject to certain adjustments, from the sale of those shares of common stock in one or more settlements on or prior to December 15, 2019, which is the scheduled final settlement date under the forward sale agreements. If we elect to cash settle all or a portion of the forward sale agreements, we may not receive any proceeds from such election, and we may owe cash to the forward purchasers. If we elect to net share settle all or a portion of the forward sale agreements, we will not receive any cash proceeds from such election, and we may owe shares of our common stock to the forward purchasers. See “Underwriting (Conflicts of Interest) – Forward Sale Agreements.”

Concurrently with this offering, we have commenced an offering (the “Concurrent Offering”) of our     % Mandatory Convertible Preferred Stock, Series B, which is being made by means of a separate prospectus supplement and not by means of this prospectus supplement. The completion of this offering is not contingent on completion of the Concurrent Offering, and the completion of the Concurrent Offering is not contingent on the completion of this offering.

We intend to use the net proceeds we receive from the sale of shares of our common stock pursuant to the forward sale agreements and, if completed, from the sale of our % Mandatory Convertible Preferred Stock, Series B, in the Concurrent Offering to repay outstanding commercial paper, to fund working capital and for other general corporate purposes. See “Summary Information” and “Use of Proceeds.”

Our common stock is listed on the New York Stock Exchange under the symbol “SRE.” On July 6, 2018, the last reported sale price of our common stock on the New York Stock Exchange was $117.78 per share. On June 20, 2018, our board of directors declared a dividend of $0.8950 per share of our common stock payable on July 15, 2018 to shareholders of record as of the close of business on July 2, 2018. Purchasers of shares of our common stock in this offering will not be entitled to receive the dividend payable on July 15, 2018 on the shares of common stock that they purchase in this offering.

Investing in the shares involves risks. See the “Risk Factors” section on page S-20 of this prospectus supplement.

	Per Share	Total
Public Offering Price	$	$
Underwriting Discount	$	$
Proceeds to Sempra Energy (1)	$	$

(1)	We expect to receive net proceeds from the sale of our common stock of approximately $ billion upon full physical settlement of the forward sale agreements, which we expect will occur in one or more settlements on or prior to December 15, 2019. For the purpose of calculating the net proceeds to us, we have assumed the forward sale agreements will be fully physically settled at the initial forward sale price of $ per share, which is equal to the public offering price per share less the underwriting discount shown above. The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds, if any, will be calculated as described in this prospectus supplement. If the overnight bank funding rate decreases substantially prior to the settlement of the forward sale agreements, we may receive less than the initial forward sale price per share upon full physical settlement of the forward sale agreements. Although we expect to settle the forward sale agreements entirely by the full physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements, in which case we may receive no cash proceeds or substantially less cash proceeds than is reflected in the above table upon settlement, or we may be required to deliver cash or shares of our common stock to the forward purchasers. See “Underwriting (Conflicts of Interest) – Forward Sale Agreements” for additional information.

We have granted the underwriters the option, exercisable in whole or from time to time in part, to purchase up to an additional $165,000,000 of shares of our common stock directly from us solely to cover over-allotments, if any, at the public offering price per share shown above, less the underwriting discount and subject to possible adjustment as described under “Underwriting (Conflicts of Interest),” exercisable for 30 days after the date of this prospectus supplement.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on or about                 , 2018.

Joint Book-Running Managers

Citigroup	J.P. Morgan

                , 2018

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the offering of our common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information, some of which does not apply to our common stock. If the description of our common stock or the offering of our common stock varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any related free writing prospectus issued by us. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are offering to sell our common stock and seeking offers to buy our common stock only in jurisdictions where offers and sales are permitted. You should assume that the information contained in this prospectus supplement, the accompanying prospectus and any such free writing prospectus is accurate only as of their respective dates and the information contained in documents incorporated by reference is accurate only as of the respective dates of those documents, in each case regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any such free writing prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus supplement, the accompanying prospectus and any related free writing prospectus filed with the U.S. Securities and Exchange Commission (the “SEC”) and the offering of our common stock in certain jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement, the accompanying prospectus and any such free writing prospectus come should inform themselves about and observe any such restrictions. This prospectus supplement, the accompanying prospectus and any such free writing prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting (Conflicts of Interest).”

Notice to Prospective Investors in the European Economic Area

None of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is a prospectus for the purposes of the Prospectus Directive (as defined below). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of our common stock in any Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of our common stock. Accordingly, any person making or intending to make an offer in that Relevant Member State of our common stock which is the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so in circumstances in which no obligation arises for us or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither we nor the underwriters have authorized, nor do we or they authorize, the making of any offer of our common stock in circumstances in which an obligation arises for us or the underwriters to publish a prospectus for such offer. The expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of our common stock offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. The communication of such documents and/or materials as a financial promotion is only being made to those persons in the United Kingdom who have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Financial Promotion Order”)), or who fall within Article 49(2)(a) to (d) of the Financial Promotion Order, or who are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). In the United Kingdom, the common stock offered hereby is only available to, and any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any related free writing prospectus relate will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

CERTAIN DEFINITIONS; BASIS OF PRESENTATION

In this prospectus supplement, unless otherwise expressly stated or the context requires otherwise:

•	“Sempra Energy,” “we,” “us,” “our” and similar references refer to Sempra Energy and its subsidiaries;

•	“Common Stock Offering” or “this offering” means the offering and sale of shares of our common stock in this offering, including shares offered and sold by the forward sellers, any shares that, under specified limited circumstances described herein, we may be required to offer and sell in this offering in lieu of shares that would otherwise have been offered and sold by the forward sellers and any shares of common stock that the underwriters may elect to purchase directly from us to cover over-allotments, if any. Unless otherwise expressly stated or the context otherwise requires, references herein to the “proceeds” we receive from the Common Stock Offering and similar references mean the proceeds, if any, that we receive upon settlement of the forward sale agreements we plan to enter into in connection with the Common Stock Offering, the issuance and sale of any shares that, under specified limited circumstances, we may be required to offer and sell in such offering in lieu of shares that would otherwise have been offered and sold by the forward sellers and the issuance and sale of any additional shares of our common stock that the underwriters may elect to purchase directly from us solely to cover over-allotments, if any;

•	“EFH” refers to Energy Future Holdings Corp. (now Sempra Texas Holdings Corp.), which indirectly owns all of the outstanding membership interests of Oncor Holdings;

•	“Existing Forward Sale Agreements” means the forward sale agreements we entered into in January 2018, as amended in February 2018, to provide a portion of the financing for the Oncor Merger Consideration, which agreements provide for us to issue and sell to the forward purchasers named therein, on settlement dates specified by us on or before December 15, 2019, a total of 23,364,486 shares of our common stock at an initial forward sale price of $105.074 per share, subject to adjustment of such price as provided in such forward sale agreements and subject to our right to elect cash settlement or net share settlement. As of June 30, 2018, we had issued a total of 16,208,301 shares upon settlement of a portion of the Existing Forward Sale Agreements and remained obligated to issue an additional 7,156,185 shares pursuant to the Existing Forward Sale Agreements (subject to our right to elect cash settlement or net share settlement);

•	“Financing Transactions” means this offering and the Concurrent Offering referred to below;

•	“forward purchasers” means, unless otherwise expressly stated or the context otherwise requires, an affiliate of Citigroup Global Markets Inc. and an affiliate of J.P. Morgan Securities LLC, which will be parties to the respective forward sale agreements we plan to enter into in connection with the Common Stock Offering;

•	“forward sale agreements” means, unless otherwise expressly stated or the context otherwise requires, the forward sales agreements we plan to enter into in connection with the Common Stock Offering;

•	“forward sellers” means the forward purchasers or their respective affiliates, as applicable, who are borrowing from third parties and selling to the underwriters of the Common Stock Offering an aggregate of $1,100,000,000 of shares of our common stock, in their capacity as such borrowers and sellers;

•	“Mandatory Convertible Preferred Stock Offering” or “Concurrent Offering” mean the concurrent offering of $500,000,000 of shares of our Series B Mandatory Convertible Preferred Stock, plus up to an additional $75,000,000 of shares of our Series B Mandatory Convertible Preferred Stock that the underwriters in such offering have the option to purchase from us solely to cover over-allotments, if any;

•	“minority member” means Texas Transmission Investment LLC, which owns 19.75% of the outstanding membership interests in Oncor;

•	“Oncor” refers to Oncor Electric Delivery Company LLC;

•	“Oncor Holdings” refers to Oncor Electric Delivery Holdings Company LLC, which owns 80.25% of the outstanding membership interests in Oncor;

•	“Oncor Merger” means the March 9, 2018 merger of EFH with an indirect, wholly owned subsidiary of Sempra Energy, with EFH continuing as the surviving company and an indirect, wholly owned subsidiary of Sempra Energy;

•	“Oncor Merger Consideration” means the approximately $9.45 billion in cash we paid as consideration for the Oncor Merger;

•	“Series A Mandatory Convertible Preferred Stock” means our outstanding 6% Mandatory Convertible Preferred Stock, Series A; and

•	“Series B Mandatory Convertible Preferred Stock” means our % Mandatory Convertible Preferred Stock, Series B.

Unless otherwise specified or the context requires otherwise, information in this prospectus supplement assumes that (1) we do not sell any shares of common stock to the underwriters in lieu of shares that would otherwise have been sold by the forward seller, (2) the option we have granted to the underwriters in this offering to purchase additional shares of our common stock from us solely to cover over-allotments, if any, and the option we have granted to the underwriters in the Concurrent Offering to purchase additional shares of our Series B Mandatory Convertible Preferred Stock from us solely to cover over-allotments, if any, are not exercised, (3) we effect full physical settlement of the forward sale agreements that we enter into in connection with this offering, and (4) we elect to pay all dividends with respect to the Series B Mandatory Convertible Preferred Stock, if issued, in cash.

Purchasers of our common stock in this offering should not place undue reliance on the as adjusted and pro forma information, or any other information that gives effect to the assumed completion of this offering or the Concurrent Offering or the assumed full physical settlement of the forward sale agreements we plan to enter into in connection with the Common Stock Offering, included and incorporated by reference in this prospectus supplement and the accompanying prospectus. Among other things, this offering is not contingent on completion of the Concurrent Offering, and the actual amount of proceeds we receive, if any, from the sale of shares of our common stock pursuant to the forward sale agreements we plan to enter into in connection with the Common Stock Offering and from the Mandatory Convertible Preferred Stock Offering may differ, perhaps substantially, from the amounts reflected in this prospectus supplement. In addition, the unaudited pro forma condensed combined financial information giving effect to the Oncor Merger and the related transactions that is incorporated into this prospectus supplement and the accompanying prospectus by reference to our Current Report on Form 8-K/A filed with the SEC on May 3, 2018 is subject to numerous estimates, assumptions and uncertainties and does not purport to reflect what our consolidated financial position or results of operations would have been had the Oncor Merger and the other transactions reflected in that pro forma financial information been completed on the dates assumed for purposes of that unaudited pro forma condensed combined financial information, nor does it purport to reflect our future financial position or results of operations.

All references to currency amounts included in this prospectus supplement are in U.S. dollars unless specifically noted otherwise.

FORWARD-LOOKING STATEMENTS AND MARKET DATA

This prospectus supplement, the accompanying prospectus and the documents they incorporate by reference contain, and any related free writing prospectus issued by us may contain, statements that are not historical fact and constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions with respect to the future, involve risks and uncertainties, and are not guarantees of performance. Future results may differ materially from those expressed in the forward-looking statements. Unless otherwise expressly stated, these forward-looking statements represent our estimates and assumptions only as of the respective dates of the documents in which such forward-looking statements appear. We assume no obligation to update or revise any forward-looking statement as a result of new information, future events or other factors.

When we use words such as “believes,” “expects,” “anticipates,” “plans,” “estimates,” “projects,” “forecasts,” “contemplates,” “assumes,” “depends,” “should,” “could,” “would,” “will,” “confident,” “may,” “can,” “potential,” “possible,” “proposed,” “target,” “pursue,” “outlook,” “maintain,” or similar expressions, or when we discuss our guidance, strategy, plans, goals, opportunities, projections, initiatives, objectives or intentions, we are making forward-looking statements.

Factors, among others, that could cause our actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to:

•	actions and the timing of actions, including decisions, new regulations, and issuances of permits and other authorizations by the California Public Utilities Commission (“CPUC”), U.S. Department of Energy, California Department of Conservation’s Division of Oil, Gas, and Geothermal Resources, Federal Energy Regulatory Commission, U.S. Environmental Protection Agency, Pipeline and Hazardous Materials Safety Administration, Los Angeles County Department of Public Health, Public Utility Commission of Texas (“PUCT”), states, cities and counties, and other regulatory and governmental bodies in the U.S. and other countries in which we operate;

•	the timing and success of business development efforts and construction projects, including risks in obtaining or maintaining permits and other authorizations on a timely basis, risks in completing construction projects on schedule and on budget, and risks in obtaining the consent and participation of partners and counterparties;

•	the resolution of civil and criminal litigation and regulatory investigations;

•	deviations from regulatory precedent or practice that result in a reallocation of benefits or burdens among shareholders and ratepayers; denial of approvals of proposed settlements or modifications of settlements; and delays in, or disallowance or denial of, regulatory agency authorizations to recover costs in rates from customers (including with respect to amounts associated with the San Onofre Nuclear Generating Station facility and 2007 wildfires) or regulatory agency approval for projects required to enhance safety and reliability, any of which may raise our cost of capital and materially impair our ability to finance our operations;

•	the greater degree and prevalence of wildfires in California in recent years and risk that we may be found liable for damages regardless of fault, such as in cases where the inverse condemnation doctrine applies, and risk that we may not be able to recover any such costs in rates from customers in California;

•	the availability of electric power, natural gas and liquefied natural gas, and natural gas pipeline and storage capacity, including disruptions caused by failures in the transmission grid, moratoriums or limitations on the withdrawal or injection of natural gas from or into storage facilities, and equipment failures;

•

changes in energy markets; volatility in commodity prices; moves to reduce or eliminate reliance on natural gas; and the impact on the value of our investments in natural gas storage and related assets from low natural gas prices, low volatility of natural gas prices and the inability to procure favorable long-term contracts for storage services;

•	risks posed by actions of third parties who control the operations of our investments, and risks that our partners or counterparties will be unable or unwilling to fulfill their contractual commitments;

•	weather conditions, natural disasters, accidents, equipment failures, computer system outages, explosions, terrorist attacks and other events that disrupt our operations, damage our facilities and systems, cause the release of greenhouse gases, radioactive materials and harmful emissions, cause wildfires and subject us to third-party liability for property damage or personal injuries, fines and penalties, some of which may not be covered by insurance (including costs in excess of applicable policy limits), may be disputed by insurers or may otherwise not be recoverable through regulatory mechanisms or may impact our ability to obtain satisfactory levels of insurance, to the extent that such insurance is available or not prohibitively expensive;

•	cybersecurity threats to the energy grid, storage and pipeline infrastructure, the information and systems used to operate our businesses and the confidentiality of our proprietary information and the personal information of our customers and employees;

•	our ability to successfully execute our plan to divest certain non-utility assets within the anticipated timeframe, if at all, or that such plan may not yield the anticipated benefits;

•	capital markets and economic conditions, including the availability of credit and the liquidity of our investments; and fluctuations in inflation, interest and currency exchange rates and our ability to effectively hedge the risk of such fluctuations;

•	the impact of recent federal tax reform and uncertainty as to how it may be applied, and our ability to mitigate adverse impacts;

•	actions by credit rating agencies to downgrade our credit ratings or those of our subsidiaries or to place those ratings on negative outlook;

•	changes in foreign and domestic trade policies and laws, including border tariffs, and revisions to international trade agreements, such as the North American Free Trade Agreement, that make us less competitive or impair our ability to resolve trade disputes;

•	the ability to win competitively bid infrastructure projects against a number of strong and aggressive competitors;

•	expropriation of assets by foreign governments and title and other property disputes;

•	the impact on reliability of San Diego Gas & Electric Company’s (“SDG&E”) electric transmission and distribution system due to increased amount and variability of power supply from renewable energy sources;

•	the impact on competitive customer rates due to the growth in distributed and local power generation and the corresponding decrease in demand for power delivered through SDG&E’s electric transmission and distribution system and from possible departing retail load resulting from customers transferring to Direct Access and Community Choice Aggregation or other forms of distributed and local power generation and the potential risk of nonrecovery for stranded assets and contractual obligations;

•	the ability to realize the anticipated benefits from our investment in Oncor Holdings;

•	indebtedness we have incurred to fund the acquisition of our investment in Oncor Holdings, which may make it more difficult for us to repay or refinance our debt or may require us to take other actions that may decrease business flexibility and increase borrowing costs;

•

Oncor’s ability to eliminate or reduce its quarterly dividends due to its requirement to meet and maintain its regulatory capital structure, or because any of the three major credit rating agencies rates

Oncor’s senior secured debt securities below BBB (or the equivalent) or Oncor’s independent directors or a minority member director determine it is in the best interest of Oncor to retain such amounts to meet future capital expenditures;

•	actions of activist shareholders, which could impact the market price of our common stock, preferred stock and other securities and disrupt our operations as a result of, among other things, requiring significant time and attention by management and our board of directors; and

•	other uncertainties, some of which may be difficult to predict and are beyond our control.

Forward-looking statements included in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference herein and therein also include or may include statements about the anticipated benefits of the completed Oncor Merger, including future financial or operating results of Sempra Energy or Oncor, Sempra Energy’s or Oncor’s plans, objectives, expectations or intentions, the anticipated impact of the completed Oncor Merger on the credit ratings of Sempra Energy or Oncor, plans regarding future capital investments by Sempra Energy or Oncor, the projected growth in gross domestic product and population in Texas and the United States as a whole, future return on equity or capital structure of Sempra Energy or Oncor, and other statements that are not historical facts. Additional factors that could cause actual results and future actions to differ materially from those described in any forward-looking statements include risks and uncertainties relating to:

•	the risk that the anticipated benefits from the completed Oncor Merger may not be fully realized or may take longer to realize than expected; and

•	the risk that Oncor’s results of operations will not be consistent with our expectations or that Oncor’s capital investment spending will be less than anticipated.

Investing in our common stock involves risk. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in the “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and other sections in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which are incorporated by reference in this prospectus supplement and the accompanying prospectus. These risks, uncertainties and other factors could cause you to suffer a loss of all or part of your investment in our common stock. Before making an investment decision, you should carefully consider these factors and risks as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. Risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations, financial results and the value of our common stock.

We caution you not to rely unduly on any forward-looking statements. You should review and consider carefully the risks, uncertainties and other factors that affect our business as described herein and in our reports and other documents on file with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus and any related free writing prospectus issued by us. You may obtain copies of these reports and documents as described under “Where You Can Find More Information” in the accompanying prospectus.

This prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference in the accompanying prospectus include, and any free writing prospectus we provide you in connection with this offering may include, market, demographic and industry data and forecasts that are based on or derived from sources such as independent industry publications, publicly available information, government data and other information from third parties or that have been compiled or prepared by our management or employees, as well as information regarding Oncor and the market in which it operates. We do not guarantee the accuracy or completeness of any of this information, and we have not independently verified any of the information provided by third party sources or any of the information regarding Oncor or its market. In addition, market, demographic and industry data and forecasts involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus supplement and under similar headings in documents that are incorporated or deemed to be incorporated by reference in the accompanying prospectus. In that regard, we understand that statements that Oncor operates the largest distribution and transmission system in Texas are based on the number of customers. Accordingly, you should not place undue reliance on any of this information.

SUMMARY INFORMATION

The following information supplements, and should be read together with, the information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. You should carefully read this prospectus supplement and the accompanying prospectus, as well as the documents they incorporate by reference and any related free writing prospectus issued by us, before making an investment decision. Unless we state otherwise or the context otherwise requires, references appearing in this prospectus supplement to “we,” “us” and “our” should be read to refer to Sempra Energy and its subsidiaries.

Sempra Energy

Sempra Energy, based in San Diego, California, is a Fortune 500 energy-services holding company whose operating units invest in, develop and operate energy infrastructure, and provide electric and gas services to customers in North and South America. Our two principal operating units are Sempra Utilities, which includes our San Diego Gas & Electric Company, Southern California Gas Company (“SoCalGas”), Sempra Texas Utility and Sempra South American Utilities reportable segments; and Sempra Infrastructure, which includes our Sempra Mexico, Sempra Renewables and Sempra LNG & Midstream reportable segments. For additional information concerning us, you should refer to the information described under the caption “Incorporation by Reference” in this prospectus and under the caption “Where You Can Find More Information” in the accompanying prospectus.

Our principal executive offices are located at 488 8th Avenue, San Diego, California 92101, and our telephone number is (619) 696-2000.

Recent Developments

Capital Rotation

The Sempra Energy board of directors regularly reviews our capital allocation strategy against our broader strategic objectives. These objectives seek to generate attractive risk-adjusted returns by allocating capital to businesses with scale and shared growth drivers in attractive markets where we can leverage our core competencies. We are currently executing the first phase of a three phase plan designed to achieve our strategic and capital allocation objectives and support our North American utility and long-term contracted infrastructure business focus.

Phase 1 of our portfolio review is an evaluation of U.S. wind and solar generation assets and investments in our Sempra Renewables reportable segment and U.S. midstream assets in our Sempra LNG & Midstream reportable segment. In connection with Phase 1, as announced on June 28, 2018, our board of directors approved a plan to divest certain non-utility natural gas storage assets in the southeast U.S. and all of our U.S. wind and U.S. solar assets (collectively, the “Assets”). Included in the plan of sale of the Assets are certain natural gas storage assets at our Sempra LNG & Midstream reportable segment and all of the wind assets and investments and solar assets and investments at our Sempra Renewables reportable segment.

Phase 2 of our portfolio review will continue to objectively review our South American utilities, Chilquinta Energía S.A. (“Chilquinta Energía”), a wholly owned subsidiary in Chile, and Luz del Sur S.A.A. (“Luz del Sur”), an 83.6-percent owned subsidiary in Peru. As we review our South American utilities, we intend to evaluate their growth prospects, how they are valued in their respective markets, their long-term strategic fit and financial impacts within Sempra Energy. We also plan to evaluate various strategic alternatives with respect to these subsidiaries with a view to enhancing long-term shareholder value, taking into consideration that both of these businesses provide us with geographic and regulatory diversification and currently fund their operations with internally generated funds and their own external financing.

Phase 3 is designed to be centered around improving visibility regarding the value of our liquefied natural gas (“LNG”) portfolio, which includes our three-train Cameron LNG liquefaction facility currently under construction, which we anticipate will begin producing LNG at all three trains in 2019. The remaining development opportunities currently within our LNG portfolio are our Port Arthur LNG project in Texas and our Energía Costa Azul (“ECA”) liquefaction project in Mexico. We are actively pursuing both of these development opportunities. ECA is owned by Infraestructura Energética Nova, S.A.B. de C.V. (“IEnova”), a 66.4% owned Mexican subsidiary. In addition, we are considering expanding our Cameron LNG liquefaction facility to include up to two additional trains.

As a result of the plan to sell the Assets identified in Phase 1 of our portfolio review, we expect to record impairment charges related to certain of the Assets totaling approximately $1,470 million to $1,545 million (approximately $870 million to $925 million, after tax and noncontrolling interests) in the second quarter of 2018. These charges include approximately $1,290 million to $1,320 million at Sempra LNG & Midstream (approximately $745 million to $760 million, after tax and noncontrolling interests) and approximately $180 million to $225 million at Sempra Renewables (approximately $125 million to $165 million, after tax and noncontrolling interests). These impairment charges will result primarily from adjusting the related Assets’ carrying values to estimated fair values, less costs to sell. Other than the costs to sell, which we expect to be approximately $10 million, we do not expect that any of the impairment charges will result in future cash expenditures.

Our capital rotation plan is subject to certain risks and uncertainties. For additional information, see “Risk Factors – Risks Related to our Common Stock – We may be unable to realize the anticipated benefits from our plan to divest certain of our assets as part of our capital rotation plan.”

Elliott Associates, L.P., Elliott International, L.P. and Bluescape Resources Company LLC

On June 11, 2018, Elliott Associates, L.P. and Elliott International, L.P. (collectively, “Elliott”) and Bluescape Resources Company LLC (“Bluescape”) disclosed they were collectively holders of an approximately 4.9% economic interest in our outstanding common stock as of such date and delivered a letter and accompanying presentation to our board of directors seeking collaboration with them and management to nominate six new directors identified by Elliott and Bluescape and establish a committee of the board of directors to conduct portfolio and operational reviews of our business. Elliott and Bluescape have also suggested, among other things, that the new board committee review the disposition of our stakes in Chilquinta Energía, Luz del Sur and IEnova, and spin-off our Sempra LNG & Midstream business, which includes our interest in our Cameron LNG joint venture and certain other pipeline assets and LNG development projects.

We are committed to constructive and fruitful engagement with our shareholders and are available to discuss and evaluate ideas from our shareholders on how to maximize long-term value. As part of this engagement, we intend to continue our dialogue with Elliott and Bluescape regarding their proposals.

See “Risk Factors – Risks Related to our Common Stock – Our business could be negatively affected as a result of actions of activist shareholders, and such activism could impact the trading value of our common stock, Series A Mandatory Convertible Preferred Stock and, if issued, Series B Mandatory Convertible Preferred Stock.”

Financing Transactions

In addition to the sale of our common stock pursuant to the forward sale agreements in connection with this offering, we expect to obtain additional financing through the Concurrent Offering described below.

Mandatory Convertible Preferred Stock Offering. Concurrently with this offering, we are offering, by means of a separate prospectus supplement and subject to market and other conditions, $500,000,000 of shares of our             % Mandatory Convertible Preferred Stock, Series B (the “Series B Mandatory Convertible Preferred Stock”), plus up to $75,000,000 of additional shares of our Series B Mandatory Convertible Preferred Stock that the underwriters in such offering have the option to purchase from us solely to cover over-allotments, if any (the “Mandatory Convertible Preferred Stock Offering” or the “Concurrent Offering”). For a description of some of the expected terms of the Series B Mandatory Convertible Preferred Stock, see “Description of Series B Mandatory Convertible Preferred Stock” in this prospectus supplement. This prospectus supplement is not an offer to sell or a solicitation of an offer to buy the securities being offered in the Concurrent Offering.

Transactions not Contingent. Completion of this offering is not contingent on the completion of the Concurrent Offering and completion of the Concurrent Offering is not contingent on the completion of this offering. Accordingly, even if the Concurrent Offering does not occur, the common stock issued upon settlement of any forward sale agreements will remain outstanding. Purchasers of our common stock in this offering should not place undue reliance on the as adjusted and pro forma information, or any other information that gives effect to the assumed completion of the Common Stock Offering or the Mandatory Convertible Preferred Stock Offering or the assumed full physical settlement of the forward sale agreements we plan to enter into in connection with the Common Stock Offering, included and incorporated by reference in this prospectus supplement and the accompanying prospectus.

The actual amount of proceeds we receive from the sale of shares pursuant to the forward sale agreements and from the Mandatory Convertible Preferred Stock Offering may differ, perhaps substantially, from the amounts reflected in this prospectus supplement. Among other things, although we expect to settle the forward sale agreements entirely by full physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements, and it is possible that we may not receive any proceeds, or may be required to make payments or deliver shares of our common stock to the forward sellers, in connection with settlement of the forward sale agreements. In addition, the forward sale price is subject to adjustment pursuant to the forward sale agreements and the actual proceeds, if any, will be calculated as described in this prospectus supplement. As a result, the actual amount of cash we receive upon settlement of the forward sale agreements may be less, perhaps substantially, than the amount reflected in this prospectus supplement or we may not receive any cash from that settlement.

We cannot assure you that we will complete either of the Financing Transactions on the terms contemplated by this prospectus supplement or at all.

The Offering

The following summary contains basic information about this offering. It does not contain all of the information that is important to you. You should read this prospectus supplement and the accompanying prospectus, the documents incorporated and deemed to be incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus we may provide you in connection with this offering carefully before making an investment decision.

As used in this section, references to “Sempra Energy,” “we,” “us” and “our” mean Sempra Energy excluding its subsidiaries and affiliates.

Issuer	Sempra Energy

Common stock offered by the forward sellers	$1,100,000,000 of shares (1)

Common stock that the underwriters have the option to purchase from Sempra Energy	$165,000,000 of shares

Common stock outstanding immediately before this offering	263,946,124 shares (2)

Common stock to be outstanding immediately after this offering, prior to any settlement of the forward sale agreements	263,946,124 shares (or 265,347,041 shares if the underwriters exercise their over-allotment option to purchase additional shares of our common stock in full) (2)

Common stock to be outstanding immediately after this offering and after settlement of the forward sale agreements, assuming full physical settlement	273,285,570 shares (or 274,686,487 shares if the underwriters exercise their over-allotment option to purchase additional shares of our common stock in full) (1)(2)

Use of Proceeds	We will not initially receive any proceeds from the sale of shares of our common stock offered in this offering, unless (i) an event occurs that requires us to sell such shares to the underwriters in lieu of the forward sellers selling such shares to the underwriters, or (ii) the underwriters exercise their over-allotment option to purchase additional shares of our common stock, in which case we will sell all of the additional shares of our common stock covered by such option to the underwriters rather than requiring the forward sellers to borrow and sell such additional shares to the underwriters.

We estimate that the net proceeds to us from the sale of shares of our common stock in connection with this offering and pursuant to the forward sale agreements will be approximately $             billion (or approximately $             billion if the underwriters exercise their over-

allotment option to purchase additional shares of our common stock directly from us in full), subject to certain adjustments to the forward sale price pursuant to the forward sale agreements and assuming full physical settlement of the forward sale agreements. We will not receive any proceeds under the forward sale agreements on the closing date of this offering. We expect that the forward sale agreements will settle in one or more settlements on or prior to December 15, 2019.

The forward sale price will initially be $ per share, which is equal to the public offering price per share of our common stock less the underwriting discount in this offering. The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds are subject to settlement of the forward sale agreements. If the overnight bank funding rate decreases substantially prior to the settlement of the forward sale agreements, we may receive less than the initial forward sale price per share upon physical settlement of the forward sale agreements. Although we expect to settle the forward sale agreements entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements. If we elect to cash settle the forward sale agreements, we would expect to receive an amount of net proceeds that is significantly lower than the estimate included under this caption, and we may not receive any net proceeds (or may owe cash, which could be a significant amount, to the forward purchasers). If we elect to net share settle the forward sale agreements in full, we would not receive any cash proceeds from the forward purchasers (and we may be required to deliver shares of our common stock to the forward purchasers and the number of those shares could be significant). As a result, the actual amount of cash we receive upon settlement of the forward sale agreements may be less, perhaps substantially, than the amount reflected in this prospectus supplement or we may not receive any cash from that settlement. The forward sale agreements are also subject to acceleration by the forward purchasers upon the occurrence of certain events.

We intend to use the net proceeds that we receive from the sale of shares of our common stock pursuant to the forward sale agreements and, if applicable, upon any exercise by the underwriters of their option to purchase additional shares of our common stock directly from us and, if required under the limited circumstances described herein, from our sale of shares of our common stock directly to the underwriters in lieu of shares that would otherwise have been sold by the forward sellers, and, if completed, from the Concurrent Offering to repay outstanding commercial paper, to fund working capital and for other general corporate purposes.

However, this offering is not contingent on the consummation of the Concurrent Offering and the Concurrent Offering is not contingent on the consummation of this offering, and there can be no assurance that the Concurrent Offering will be consummated on the terms described herein or at all. See “Use of Proceeds.”

Concurrent Mandatory Convertible Preferred Stock Offering	Concurrently with this offering, we are offering, by means of a separate prospectus supplement, $500,000,000 of shares of our Series B Mandatory Convertible Preferred Stock, plus up to an additional $75,000,000 of shares of our Series B Mandatory Convertible Preferred Stock that the underwriters in the Mandatory Convertible Preferred Stock Offering have the option to purchase from us solely to cover over-allotments, if any, exercisable within 30 days from the date of the prospectus supplement for the Mandatory Convertible Preferred Stock Offering. For additional information, see “Description of Series B Mandatory Convertible Preferred Stock.”

Material United States Federal Income Tax Considerations	Certain material United States federal income tax considerations of purchasing, owning and disposing of our common stock are described in “Material United States Federal Income Tax Considerations.”

Transfer Agent and Registrar	The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Accounting Treatment of the Forward Sale Agreements

Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreements, we expect that the shares issuable upon settlement of the forward sale agreements will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of the forward sale agreements over the number of shares of common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $             per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. However, if we decide to physically settle or net share settle the forward sale agreements, delivery of our shares to the forward purchasers on any such physical settlement or net share settlement of the forward sale agreements would result in dilution to our earnings per share.

Conflicts of Interest

All of the proceeds from the sale of shares of our common stock offered in this offering (excluding proceeds, if any, paid to us with respect to any shares of common stock that we may sell to the underwriters in lieu of the forward sellers selling such shares and excluding proceeds we may receive if the underwriters exercise their option to purchase additional shares of common stock directly from us) will be paid to the forward purchasers. Because Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, or their affiliates, will receive more than 5% of the net proceeds of this offering, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as defined in FINRA Rule 5121). In addition, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC may not make sales in this offering to any discretionary account without the prior written approval of the customer. Moreover, as described under “Use of Proceeds,” proceeds from this offering will be used to repay outstanding commercial paper. In addition, one or more of the underwriters participating in this offering and/or their affiliates may hold positions in our commercial paper, one or more of the underwriters act as dealers under our commercial paper programs, and affiliates of certain underwriters are lenders under our credit facilities. To the extent that the underwriters exercise their option to purchase shares of common stock directly from us in this offering or if, under the limited circumstances described herein, we are required to sell shares of our common stock directly to the underwriters in lieu of shares that would otherwise have been sold by the forward sellers and any net proceeds we receive from the sale of those shares are applied to repay any of our outstanding indebtedness (including commercial paper and bank loans) held by any of the underwriters or their affiliates, they will receive proceeds from this offering through the repayment of that indebtedness. If the amount of such proceeds so received by any underwriter or its affiliates is more than 5% of the net proceeds of this offering, such underwriter would be deemed to have a conflict of interest within the meaning of FINRA Rule 5121 but a “qualified independent underwriter” would not be required in connection with this offering for the reason described above. However, such underwriter would not be permitted to make sales in this offering to any discretionary account without the prior written approval of the customer. See “Use of Proceeds” and “Underwriting (Conflicts of Interest)” for additional information.

Limitation on Common Stock Ownership	Applicable U.S. federal law generally prohibits (absent an appropriate authorization, approval or exemption) any person, together with its associates and affiliates, from acquiring an amount of our common stock which is sufficient to give them direct or indirect “control” over any of our U.S. public utility subsidiaries. Under applicable regulations and precedent, ownership of 10% or more of our outstanding common stock would be presumed to give a person “control” for that purpose, and the applicable regulatory authority generally has the power to void transactions that violate these restrictions and/or assess monetary penalties for such violations. Accordingly, investors should consult their own legal advisors before acquiring shares of common stock in this offering if the acquisition of those shares would result in their owning more than 10% of our outstanding common stock or would otherwise give them direct or indirect control over any of our public utility subsidiaries. For additional information, see “Risk Factors – Risks Related to Our Common Stock – As a result of the Federal Power Act and the U.S. Federal Energy Regulatory Commission’s regulations of transfers of control over public utilities, certain investors could be required to obtain regulatory approval to acquire shares of our common stock.”

Risk Factors	See “Risk Factors” in this prospectus supplement and the accompanying prospectus and other information incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of some of the risks and other factors you should carefully consider before deciding to invest in shares of our common stock.

On June 20, 2018, our board of directors declared a dividend of $0.8950 per share of our common stock payable on July 15, 2018 to shareholders of record as of the close of business on July 2, 2018. Purchasers of shares of our common stock in this offering will not be entitled to receive the dividend payable on July 15, 2018 on the shares of common stock that they purchase in this offering.

(1)	The forward sellers have advised us that they intend to acquire the shares of our common stock to be sold in this offering through borrowings from third-party stock lenders. Subject to the occurrence of certain events, we will not be obligated to deliver shares of our common stock, if any, under the forward sale agreements until later settlement of the forward sale agreements, which we expect will occur in one or more settlements on or prior to December 15, 2019. Except in certain circumstances, we have the right to elect cash settlement or net share settlement under the forward sale agreements. Although we intend to elect full physical settlement under the forward sale agreements, if we were to elect cash settlement or net share settlement, the number of shares we issue upon settlement of the forward sale agreements may be substantially less than the amount we would have issued upon full physical settlement, or we may not issue any shares upon such cash settlement or net share settlement. See “Underwriting (Conflicts of Interest) – Forward Sale Agreements” for a description of the forward sale agreements.
(2)	The number of shares of our common stock to be outstanding immediately after this offering, prior to any settlement of the forward sale agreements and assuming that the underwriters’ over-allotment option is exercised in full, is based on the number of shares of our common stock outstanding as of March 31, 2018 with certain exclusions as detailed below, and assumes that the public offering price will be $117.78 per share of common stock, which is equal to the last reported sale price of our common stock on the New York Stock Exchange appearing on the cover page of this prospectus supplement, and that we will receive $165.0 million of proceeds if the underwriters’ over-allotment option is exercised in full (before deducting discounts and expenses). A $15.0 million increase (decrease) in the assumed proceeds we receive if the underwriters’ over-allotment option is exercised in full would increase (decrease) the number of shares of common stock to be outstanding immediately after this offering, prior to any settlement of the forward sale agreements and assuming that the underwriters’ over-allotment option is exercised in full, by approximately 127,356 shares, assuming no change in the assumed public offering price per share. A $1.00 increase (decrease) in the assumed public offering price per share of our common stock would result in an approximately 11,794 share decrease or an approximately 11,996 share increase, respectively, in the number of shares to be outstanding immediately after this offering, prior to any settlement of the forward sale agreements and assuming that the underwriters’ over-allotment option is exercised in full, assuming no change in the assumed proceeds we receive if the underwriters’ over-allotment option is exercised in full.

The number of shares of our common stock to be outstanding immediately after this offering assuming full physical settlement of the forward sale agreements is based on the number of shares of our common stock outstanding as of March 31, 2018 with certain exclusions as described below, and assumes that we will receive total proceeds of $1.1 billion from the sale of shares of our common stock pursuant to the forward sale agreements, that the forward sale price will be $117.78 per share of our common stock, which is equal to the last reported sale price of our common stock as set forth on the cover page of this prospectus supplement, and that we will receive an additional $165.0 million of proceeds if the underwriters’ over-allotment option is exercised in full assuming a public offering price of $117.78 per share of common stock (in each case before deducting discounts and expenses). A $100.0 million increase (decrease) in the assumed total proceeds we receive from the sale of shares of our common stock pursuant to the forward sale agreements (or a $115.0 million increase (decrease) in the assumed total proceeds if the underwriters’ over-allotment option is exercised in full) would increase (decrease) the number of shares of common stock to be outstanding immediately after this offering, assuming full physical settlement of the forward sale agreements, by approximately 849,041 shares (or approximately 976,397 shares if the underwriters’ over-allotment option is exercised in full), assuming no change in the assumed forward sale price or public offering price per share. A $1.00 increase (decrease) in the assumed forward sale price and public offering price per share of our common stock would result in an approximately 78,628 share decrease or an approximately 79,975 share increase, respectively, in the number of shares of our common stock to be outstanding immediately after this offering, assuming full physical settlement of the forward sale agreements (or an approximately 90,422 share decrease or an approximately 91,971 share increase, respectively, if the underwriters’ over-allotment option is exercised in full), assuming no change in the assumed total proceeds we receive from the sale of shares pursuant to the forward sale agreements or if the underwriters’ over-allotment option is exercised in full.

The number of shares of our common stock to be outstanding immediately (i) before this offering, (ii) after this offering, prior to any settlement of the forward sale agreements, and (iii) after this offering, assuming full physical settlement of the forward sale agreements is based on 263,946,124 shares of our common stock outstanding as of March 31, 2018, and excludes:

(a) up to              shares of our common stock (including up to              shares of our common stock if the underwriters in the Mandatory Convertible Preferred Stock Offering exercise their over-allotment option to purchase additional shares of Series B Mandatory Convertible Preferred Stock in full) that would initially be issuable upon conversion of Series B Mandatory Convertible Preferred Stock issued in the Mandatory Convertible Preferred Stock Offering, if completed, in each case assuming mandatory conversion based on an applicable market value of our common stock equal to the threshold appreciation price of $             (which is approximately             % above the price at which the shares of our common stock are being offered in the Common Stock Offering) subject to anti-dilution, make-whole and other possible adjustments;

(b) (i) 166,485 shares of our common stock reserved for issuance upon exercise of stock options outstanding as of March 31, 2018, (ii) 366,420 shares of our common stock reserved for issuance upon vesting of our time based restricted stock units (including reinvested dividends) outstanding as of March 31, 2018, (iii) 2,645,494 shares of our common stock reserved for issuance upon the vesting of our performance based restricted stock units (including reinvested dividends), assuming the maximum payout was achieved, outstanding as of March 31, 2018 under our various equity compensation plans, and (iv) shares reserved for issuance upon the vesting of any awards we may have issued under such plans subsequent to March 31, 2018;

(c) 16,120,125 shares of our common stock issuable upon the conversion of outstanding shares of our Series A Mandatory Convertible Preferred Stock as of March 31, 2018, assuming mandatory conversion had occurred on that date at the maximum conversion rate of 0.9345 shares of our common stock per share of Series A Mandatory Convertible Preferred Stock;

(d) 4,783,068 shares of common stock that we issued on June 13, 2018 to settle approximately $500 million of forward sales under the Existing Forward Sale Agreements that we entered into in January 2018 at a forward sale price of $104.5355 per share;

(e) 2,868,603 shares of common stock that we issued on June 27, 2018 to settle approximately $300 million of forward sales under the Existing Forward Sale Agreements that we entered into in January 2018 at a forward sale price of $104.5806 per share;

(f) 7,156,185 shares of common stock that, as of June 30, 2018, we remained obligated to issue (subject to our right to elect cash settlement or net share settlement) on settlement dates specified by us on or prior to December 15, 2019 pursuant to the Existing Forward Sale Agreements;

(g) any additional shares of common stock we may issue from and after July         , 2018 through final settlement of the forward sale agreements; and

(h) any additional shares we have issued or may issue under our dividend reinvestment program, direct stock purchase plan or 401(k) savings plans subsequent to March 31, 2018.

In addition, the number of shares of our common stock to be outstanding immediately after this offering, assuming full physical settlement of the forward sale agreements, as set forth above is based upon the assumed number of shares that we will be obligated to issue upon settlement of the forward sale agreements (unless we elect, subject to certain conditions, to cash settle or net share settle), calculated as described in note (2) above. The actual number of shares that we will be obligated to issue (subject to such rights) under the forward sale agreements will be equal to the number of shares of common stock sold by the forward sellers in this offering.

Under our dividend reinvestment program, direct stock purchase plan and 401(k) savings plans, we are currently delivering newly issued shares of our common stock to settle shares purchased under those plans. Over the 12 months ended March 31, 2018, approximately 785,164 shares of our common stock were issued in connection with those plans. The number of additional shares issued under those plans going forward is dependent on whether Sempra Energy continues to deliver newly issued shares under these plans, Sempra Energy’s stock price and the elections by plan participants to purchase Sempra Energy common stock in the future.

The number of shares of our common stock to be outstanding immediately after this offering, prior to any settlement of the forward sale agreements, also assumes no event will occur that would require us to sell shares of our common stock to the underwriters in lieu of the forward sellers selling shares of our common stock to the underwriters. If such an event occurs, (i) the number of shares of our common stock to be outstanding immediately after the offering would be increased by such number of shares and (ii) the number of shares of our common stock issuable pursuant to physical settlement of the forward sale agreements would be reduced by such number of shares.

RISK FACTORS

Investment in our common stock involves risks. You should carefully consider the risks described below and the risk factors incorporated into this prospectus supplement and the accompanying prospectus by reference to our most recent Annual Report on Form 10-K, our subsequent Quarterly Report on Form 10-Q and any Current Reports on Form 8-K filed (and not furnished) by us with the SEC subsequent to the last day of the fiscal year covered by our most recent Annual Report on Form 10-K and all other information contained or incorporated by reference into this prospectus supplement and the accompanying prospectus, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended, as well as any free writing prospectus we may provide you in connection with this offering, before acquiring any of our common stock. The occurrence of any of these risks might cause you to lose all or part of your investment in the shares. See also “Forward-Looking Statements and Market Data.” In that regard, unless otherwise expressly stated or the context otherwise requires, references to our common stock or preferred stock appearing under the caption “Risk Factors” in our most recent Annual Report on Form 10-K include the common stock offered hereby and the Series B Mandatory Convertible Preferred Stock offered in the Concurrent Offering.

Risks Related to Our Common Stock

The price of our common stock may be volatile. This volatility may affect the price at which you could sell our common stock, and the sale of substantial amounts of our common stock could adversely affect the market price of our common stock.

The market price for our common stock has historically experienced, and may continue to experience, volatility. This volatility may affect the price at which you could sell our common stock, and the sale or issuance of substantial amounts of our common stock, or the perception that such sales or issuances could occur, could adversely affect the market price of our common stock. In addition, the availability for sale of substantial amounts of our common stock could adversely impact its market price. In that regard, as described under “Summary Information – The Offering,” as of June 30, 2018 we remained obligated to issue 7,156,185 shares of our common stock (subject to our right to elect cash settlement or net share settlement) on settlement dates specified by us on or prior to December 15, 2019 pursuant to the Existing Forward Sale Agreements. In addition, if we issue shares of Series B Mandatory Convertible Preferred Stock in the Concurrent Offering, the issuance or sale of those shares or, the issuance of substantial amounts of our common stock upon conversion of our outstanding Series A Mandatory Convertible Preferred Stock or, if issued, our Series B Mandatory Convertible Preferred Stock, the payments of dividends on the Series A Mandatory Convertible Preferred Stock or, if issued, the Series B Mandatory Convertible Preferred Stock in the form of shares of our common stock, or the perception that such issuances, sales or dividends could occur, could adversely affect the market price of our common stock. Likewise, our issuance of shares of common stock upon the settlement of the Existing Forward Sale Agreements or the forward sale agreements that we plan to enter into in connection with this offering, or the expectation that those issuances will occur, may have a similar effect. Any of the foregoing may also impair our ability to raise additional capital through the sale of our equity securities. The market price of our common stock may be influenced by many factors, some of which are beyond our control, including the factors discussed above under “Forward-Looking Statements and Market Data” or elsewhere in this Risk Factors section and the following:

•	actual or anticipated fluctuations in our operating results or our competitors’ or peers’ operating results;

•	actions by applicable regulatory authorities, including the CPUC and PUCT;

•	announcements by us, our competitors or our partners of significant contracts, acquisitions, divestitures or strategic investments;

•	our growth rate and our competitors’ or peers’ growth rates;

•	the financial markets and general economic conditions;

•	changes in stock market analyst recommendations regarding us, our competitors, our peers or the energy infrastructure, gas and electricity services industries generally, or lack of analyst coverage of our common stock;

•	sales of our common stock by our executive officers, directors and significant shareholders or sales of substantial amounts of our common stock or securities convertible into or exchangeable for our common stock;

•	changes in the amount of our common stock dividends per share, the common stock dividends per share paid by our competitors and interest rates; and

•	changes in tax laws and regulations, including the impact of the Tax Reform and Jobs Act of 2017 (the “TCJA”) as described under the caption “Risk factors – The TCJA may materially adversely affect our financial condition, results of operations and cash flows, the value of investments in our common stock, preferred stock and debt securities, and our credit ratings.” in our most recent Annual Report on Form 10-K.

In addition, fluctuations in yield rates may give rise to arbitrage opportunities based upon changes in the relative values of our Series B Mandatory Convertible Preferred Stock, if issued, Series A Mandatory Convertible Preferred Stock and common stock. Any such arbitrage could, in turn, affect the market prices of our Series B Mandatory Convertible Preferred Stock, if issued, Series A Mandatory Convertible Preferred Stock and common stock.

We expect that we will need to raise additional capital, and raising additional funds by issuing additional equity securities or with additional debt financing may cause dilution to shareholders or restrict our operations.

We expect that we will need to raise additional capital in the future. We may raise additional funds through public or private equity or debt offerings or other financings, as well as additional borrowings under our credit facilities. Additional issuances of equity securities, including shares of our common stock, or debt or other securities that are convertible into or exchangeable for, or that represent the right to receive, common stock, including our Series B Mandatory Convertible Preferred Stock, could dilute the economic and other rights and interests of holders of shares of our common stock and cause the market price of our common stock to decline.

Any new debt financing we enter into may involve covenants that restrict our operations more than our current outstanding debt and credit facilities. These restrictive covenants could include limitations on additional borrowings, and specific restrictions on the use of our assets, as well as prohibitions or limitations on our ability to create liens, pay dividends, receive distributions from our subsidiaries, redeem or repurchase our stock or make investments. These factors could hinder our access to capital markets and limit or delay our ability to carry out our capital expenditure plan or pursue other opportunities beyond the current capital expenditure plan, including the development opportunities that are part of our capital rotation plan described above under “Summary Information – Recent Developments – Capital Rotation.”

Anti-takeover provisions in our organizational documents might discourage, delay or prevent changes in control of our company and may result in an entrenchment of management and diminish the value of our common stock.

Certain provisions of our articles of incorporation and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions could also delay, deter or prevent a change of control or other takeover of our company that our shareholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market prices of our common stock, Series A Mandatory Convertible Preferred Stock or, if issued, Series B Mandatory Convertible Preferred Stock, and may also limit the prices that investors are willing to pay in the future for our common stock, Series A Mandatory Convertible Preferred Stock and Series B Mandatory

Convertible Preferred Stock. These provisions may also have the effect of preventing changes in our management. Our articles of incorporation and bylaws include anti-takeover provisions that:

•	authorize our board of directors, without a vote or other action by our shareholders, to cause the issuance of preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting that series and to establish the rights, preferences, privileges and restrictions of that series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights which may adversely affect the voting or other rights and the economic interests of holders of our common stock, Series A Mandatory Convertible Preferred Stock and, if issued, Series B Mandatory Convertible Preferred Stock;

•	establish advance notice requirements and procedures for shareholders to submit nominations of candidates for election to our board of directors and to propose other business to be brought before a shareholders meeting;

•	provide that vacancies in our board of directors, including vacancies created by the removal of any director, may be filled by a majority of the directors then in office or by the sole remaining director;

•	provide that no shareholder may cumulate votes in the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by our common shareholders;

•	require that any action to be taken by our shareholders must be taken either (1) at a duly called annual or special meeting of shareholders or (2) by the unanimous written consent of all of our shareholders, unless our board of directors, by resolution adopted by two-thirds of the authorized number of directors, waives the foregoing provision in any particular circumstance; and

•	require action by shareholders holding not less than 1/10th of the voting power of our capital stock in order for our shareholders to call a special meeting of shareholders.

In addition, certain terms of the Series A Mandatory Convertible Preferred Stock and, if issued, the Series B Mandatory Convertible Preferred Stock may have anti-takeover effects, including customary make-whole provisions that will, under certain circumstances, result in increased amounts of cash and/or common stock owing upon conversion by holders of the Series A Mandatory Convertible Preferred Stock or Series B Mandatory Convertible Preferred Stock who convert early in connection with certain transactions involving us, including a cash acquisition.

We may be unable to, or may choose not to, continue to pay dividends on our common stock, Series A Mandatory Convertible Preferred Stock or, if issued, the Series B Mandatory Convertible Preferred Stock at current or planned rates or at all.

Any future payments of cash dividends, and the amount of any cash dividends we pay, on our common stock, Series A Mandatory Convertible Preferred Stock, any Series B Mandatory Convertible Preferred Stock we may issue in the Concurrent Offering, and any other series of our preferred stock we may issue in the future will depend on, among other things, our financial condition, capital requirements and results of operations, and the ability of our subsidiaries and investments to distribute cash to us, as well as other factors that our board of directors may consider relevant. If we were to reduce the amount of cash dividends per share payable on our common stock, fail to increase the amount of those cash dividends per share in the future in accordance with market expectations, or at all, or cease paying those cash dividends altogether, it would likely have an adverse impact, which may be material, on the market price of our common stock, Series A Mandatory Convertible Preferred Stock, any Series B Mandatory Convertible Preferred Stock we may issue in the Concurrent Offering and any other series of preferred stock we may issue in the future. Likewise, any failure to pay scheduled dividends on our Series A Mandatory Convertible Preferred Stock, any Series B Mandatory Convertible Preferred Stock we may issue in the Concurrent Offering or any other series of preferred stock we may issue in the future when due would likely have a material adverse impact on the market price of our common stock, our Series A Mandatory Convertible Preferred Stock, our Series B Mandatory Convertible Preferred Stock, any other series of preferred stock we may issue in the future and our debt securities and would prohibit us, under the terms of the Series A Mandatory Convertible Preferred Stock and the anticipated terms of the Series B Mandatory Convertible Preferred Stock, or may prohibit us, under the terms of any other series of preferred stock we may issue, from paying cash dividends on or repurchasing shares of our common stock (subject to limited exceptions) until such time as we have paid all accumulated and unpaid dividends on the Series A Mandatory Convertible Preferred Stock, Series B Mandatory Convertible Preferred Stock or, if applicable, any other series of preferred stock we may issue, as the case may be.

In addition, under California law, our board of directors (or an authorized committee thereof) may not declare and pay dividends on shares of our common stock, Series A Mandatory Convertible Preferred Stock, Series B Mandatory Convertible Preferred Stock or any other series of preferred stock we may issue unless it has determined in good faith that either (1) the amount of our retained earnings immediately prior to the dividend equals or exceeds the sum of (A) the amount of the proposed dividend plus (B) cumulative dividends in arrears on all shares of our capital stock having a preference with respect to payment of dividends over our common stock, Series A Mandatory Convertible Preferred Stock, the Series B Mandatory Convertible Preferred Stock or any such other series of preferred stock we may issue, as the case may be (the “preferential rights amount”), or (2) immediately after the dividend, the value of our assets would equal or exceed the sum of our total liabilities plus the preferential rights amount. Further, even if we are permitted under our contractual obligations and California law to declare and pay cash dividends on the shares of common stock, Series A Mandatory Convertible Preferred Stock, Series B Mandatory Convertible Preferred Stock and any other series of preferred stock we may issue, we may not have sufficient cash to declare and pay dividends in cash on the outstanding shares of our common stock, Series A Mandatory Convertible Preferred Stock, Series B Mandatory Convertible Preferred Stock and any other series of preferred stock we may issue.

The unaudited pro forma condensed combined financial information referred to below and incorporated by reference in this prospectus supplement and the accompanying prospectus is presented for illustrative purposes only and does not purport to represent what our financial position or results of operations would have been had the Oncor Merger and the related transactions described in the unaudited pro forma condensed combined financial information (the “Oncor Transactions”) been completed on the dates assumed for purposes of that unaudited pro forma condensed combined financial information, nor does it purport to reflect our financial position or results of operations as of any date or for any period following the Oncor Transactions.

We have incorporated by reference in this prospectus supplement and the accompanying prospectus the unaudited pro forma condensed combined financial information appearing as Exhibit 99.3 to our Current Report on Form 8-K/A filed with the SEC on May 3, 2018 (the “May 3, 2018 8-K”). This unaudited pro forma condensed combined financial information gives pro forma effect to the Oncor Merger, our financing for the Oncor Merger and certain related transactions, subject to the assumptions and limitations described therein. You should carefully review such unaudited pro forma condensed combined financial information and the other information appearing in the May 3, 2018 8-K (including the exhibits thereto) before investing in our common stock.

The unaudited pro forma condensed combined financial information included in the May 3, 2018 8-K is presented for illustrative purposes only, is based on numerous adjustments, assumptions and estimates, is subject to numerous other uncertainties and does not purport to reflect what our financial position or results of operations would have been had the Oncor Transactions been completed as of the dates assumed for purposes of that unaudited pro forma condensed combined financial information, nor does it purport to reflect our financial position or results of operations as of any date or for any period following the Oncor Transactions.

The unaudited pro forma condensed combined financial information has also been prepared on the assumption that the Oncor Transactions would be completed on the terms and in accordance with the assumptions set forth in Exhibit 99.3 to the May 3, 2018 Form 8-K. Any changes in these assumptions would result in a change in the unaudited pro forma condensed combined financial information, which could be material. See the May 3, 2018 Form 8-K, including the unaudited pro forma condensed combined financial information, EFH’s consolidated financial statements and Oncor Holdings’ consolidated financial statements included as Exhibits 99.3, 99.1 and 99.2, respectively, thereto, which Form 8-K is incorporated by reference in this prospectus supplement and the accompanying prospectus and may be obtained as described under the caption “Where You Can Find More Information” in the accompanying prospectus.

Our, EFH’s and Oncor Holdings’ financial positions and results of operations prior to or following the Oncor Merger may not be consistent with, or evident from, the unaudited pro forma condensed combined financial information included in the May 3, 2018 Form 8-K. In addition, the assumptions or estimates used in preparing the unaudited pro forma condensed combined financial information may not prove to be accurate and may be affected by a broad range of factors.

Although the unaudited pro forma condensed combined financial information incorporated by reference in this prospectus supplement and the accompanying prospectus includes sensitivity analyses that are intended to assist you in quantifying the impact of changes in certain of the assumptions used in preparing such unaudited pro forma condensed combined financial information, those sensitivity analyses reflect the pro forma impact of only a limited number of those assumptions and therefore do not allow you to quantify the impact of changes in any of the other assumptions made in calculating this unaudited pro forma condensed combined financial information and changes in certain of those other assumptions may have a material impact on the unaudited pro forma condensed combined financial information. Likewise, the sensitivity analyses we have provided do not necessarily address the impact of all possible changes in the relevant assumptions.

As a result of the foregoing, investors should not place undue reliance on the unaudited pro forma condensed combined financial information incorporated by reference in this prospectus supplement and the accompanying prospectus.

Holders of our Series A Mandatory Convertible Preferred Stock and, if issued, Series B Mandatory Convertible Preferred Stock, will have the right to elect two directors in the event of certain dividends arrearages.

If dividends on any shares of our Series A Mandatory Convertible Preferred Stock or, if issued, Series B Mandatory Convertible Preferred Stock have not been declared and paid or set apart for payment for the equivalent of six or more quarterly dividend periods, whether or not consecutive, the authorized number of directors on our board of directors will automatically increase by two and the holders of the Series A Mandatory Convertible Preferred Stock, or the holders of the Series B Mandatory Convertible Preferred Stock, if issued, or both, as the case may be, in each case, voting together as a class with the holders of any other series of our preferred stock that may also be entitled to vote in the election of such directors, will be entitled to elect such two additional directors, subject to specified requirements. This will dilute the representation of our common shareholders on our board of directors and may adversely affect the market price of our common stock.

Sempra Energy’s ability to pay dividends and to meet its debt obligations largely depends on the performance of its subsidiaries and the ability to utilize the cash flows from those subsidiaries.

Sempra Energy is a holding company substantially all of whose assets are owned by its subsidiaries. Sempra Energy’s ability to pay dividends and meet its debt and other obligations depends almost entirely on cash flows from its subsidiaries and joint ventures and other entities in which it has invested and, in the short term, its ability to raise capital from external sources. In the long term, cash flows from the subsidiaries and the joint ventures and other entities in which we have invested depend on their ability to generate operating cash flows in excess of their own expenditures, common and preferred stock dividends, and debt or other obligations. In addition, our subsidiaries and the joint ventures and other entities in which we invest are separate and distinct legal entities that are not obligated to pay dividends or make loans or distributions to Sempra Energy, whether to enable Sempra

Energy to pay dividends on its common stock, Series A Mandatory Convertible Preferred Stock or any Series B Mandatory Convertible Preferred Stock or other series of preferred stock we may issue, or for paying principal and interest on its debt securities or for paying its other obligations, and could be precluded from paying any such dividends or making any such loans or distributions under certain circumstances, including, without limitation, as a result of legislation, regulation, court order, contractual restrictions or in times of financial distress or, in the case of dividends on our common stock, as a result of the terms and provisions of our Series A Mandatory Convertible Preferred Stock and, if issued, Series B Mandatory Convertible Preferred Stock that prohibit the payment of dividends or distributions on our common stock if dividends on our Series A Mandatory Convertible Preferred Stock or, if issued, our Series B Mandatory Convertible Preferred Stock, as the case may be, are not paid when due. See “Description of Series A Mandatory Convertible Preferred Stock” and “Description of Series B Mandatory Convertible Preferred Stock” in this prospectus supplement.

A significant portion of our worldwide cash reserves are generated by, and therefore held in, foreign jurisdictions. As a result of the TCJA, the cumulative undistributed earnings of our foreign entities were deemed repatriated and subjected to a one-time U.S. federal income tax. Based on current assumptions, when we repatriate these foreign earnings to the U.S. in 2018 or later, they will not be subject to additional U.S. federal income taxes. However, some foreign jurisdictions and U.S. states impose taxes on dividends repatriated to a U.S. parent company, which will reduce the cash available to us.

As a result of the Federal Power Act and the U.S. Federal Energy Regulatory Commission’s regulations of transfers of control over public utilities, certain investors could be required to obtain regulatory approval to acquire shares of our common stock.

Several of our subsidiaries are “public utilities” (as defined in the Federal Power Act (the “FPA”)) subject to the jurisdiction of the Federal Energy Regulatory Commission (“FERC”) because they own or operate FERC-jurisdictional facilities, including transmission facilities, certain generation interconnection facilities, and various “paper” facilities, such as wholesale power sales contracts and market-based rate tariffs. The FPA requires us either to obtain prior authorization, through our public utility subsidiaries, from FERC prior to the transfer of an amount of our common stock sufficient to convey direct or indirect “control” over any of our public utility subsidiaries or to qualify for a blanket authorization granted under FERC’s regulations for certain types of transfers generally deemed by FERC not to convey direct or indirect “control.” At the same time, if any person and any of its associate or affiliate companies in the aggregate, any “public utility” (as defined in the FPA), or any “holding company” (as defined in the Public Utility Holding Company Act of 2005) acquires an amount of our common stock sufficient to convey direct or indirect “control” over any of our public utility subsidiaries, that acquirer would either need to obtain prior authorization for such acquisition from FERC or to qualify for a blanket authorization under FERC’s regulations. Under FERC’s regulations and applicable precedent, ownership of 10% or more of our common stock would be presumed to give that owner “control” absent rebuttal of that presumption. Any failure to obtain any such prior authorization or to qualify for a blanket authorization would generally allow FERC to void the transaction that resulted in the relevant person obtaining “control” over any of our public utility subsidiaries, including by acquiring 10% or more of our common stock, and/or to assess monetary penalties. Accordingly, investors should consult their own legal advisors before acquiring shares of common stock in this offering if the acquisition of these shares would result in their owning more than 10% of our outstanding common stock or would otherwise give them direct or indirect control over any of our public utility subsidiaries.

Certain credit rating agencies may downgrade our credit ratings or place those ratings on negative outlook, which may adversely affect the market price of our common stock, Series A Mandatory Convertible Preferred Stock and, if issued, Series B Mandatory Convertible Preferred Stock.

Credit rating agencies routinely evaluate us, and their ratings of our long-term and short-term debt are based on a number of factors, including the perceived supportiveness of the regulatory environment affecting our utility operations, our cash generating capability, level of indebtedness, overall financial strength, the status of certain capital projects, like our Cameron LNG project, and most recently the indebtedness used to fund the Oncor

Merger, as well as factors beyond our control, such as tax reform, the state of the economy and our industry generally. We have incorporated by reference in this prospectus supplement and the accompanying prospectus the risk factor included in our most recent Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 27, 2018 (the “2018 Form 10-K”) under the heading “Risk Factors – Risks Related to Sempra Energy – Certain credit rating agencies may downgrade our credit ratings or place those ratings on negative outlook, which may adversely affect the market price of our common stock, preferred stock and debt securities.” You should review and consider carefully the risks, uncertainties and other factors related to our credit ratings included in such risk factor and elsewhere in our 2018 Form 10-K as well as those risks, uncertainties and other factors related to our credit ratings described below.

Moody’s Investors Service (“Moody’s”) and Standard & Poor’s (“S&P”) have issued public comments and reports regarding the risk of an increase in California wildfires and the current California regulatory environment, which may prohibit California utilities from recovering any uninsured wildfire costs in cases where the doctrine of “inverse condemnation” is applied to impose strict liability on a utility (meaning that the utility may be found liable without evidence of its negligence) whose equipment is determined to be the cause of a fire. On April 11, 2018, Moody’s changed its rating outlook for SDG&E to negative from stable. Moody’s indicated that SDG&E’s credit profile is weighed down by potential for large contingent exposure created by the application of inverse condemnation and that the increasing inverse condemnation risk exposure has caused Moody’s to reassess its view of the credit supportiveness of the regulatory environment in California. Moody’s also indicated that the negative outlook reflects the adverse impact of the TCJA on SDG&E’s financial performance going forward. The April 11, 2018 Moody’s announcement also indicated that SDG&E’s credit ratings could be downgraded if its ratio of cash flow from operations before changes in working capital to debt falls below 25% on a sustained basis or if there is little meaningful progress in addressing inverse condemnation via changes in legislation and/or regulation in California which significantly reduces the exposure of electric utilities operations to strict liability in connection with wildfires.

S&P issued a public comment on June 18, 2018 regarding its view that the recent heightened risks associated with natural disasters, including wildfires, earthquakes and mudslides, combined with California courts’ application of inverse condemnation, significantly increases SDG&E’s, SoCalGas’, Sempra Energy’s and the other California investor-owned utilities’ potential contingent liabilities and reduces their credit quality. S&P further noted that if the key issues related to California’s liability rules and regulations for utilities are not resolved in an expedited manner, S&P may change its assessment of the California regulatory environment and that this could ultimately result in ratings below investment grade for California utilities that are the most affected by wildfires. Further, on July 9, 2018, S&P reaffirmed its credit ratings for Sempra Energy, SDG&E and SoCalGas, but changed its outlook of each such rating to negative from stable. S&P indicated that the negative outlook reflects the possibility that the California legislature may not pass a bill within the current legislative session (ending August 31, 2018) that establishes a transparent standard for California utilities to recover wildfire-related costs and limits the risks borne by California’s electric utilities for natural disasters, including wildfires. In the event that the legislature does not pass such a bill during its current session, S&P indicated that it would likely downgrade Sempra’s and SoCalGas’s credit ratings by one notch and SDG&E’s credit ratings by three notches, which would result in a rating of BBB for Sempra’s senior unsecured debt, A for SoCalGas’s senior secured debt and BBB+ for SDG&E’s senior secured debt. We discuss the 2007 wildfires and wildfire cost recovery further in Note 15 of the Notes to Consolidated Financial Statements to our 2018 Form 10-K, and in Note 11 of the Notes to Consolidated Financial Statements to our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, which are incorporated by reference in this prospectus supplement and the accompanying prospectus and may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus.

As discussed in our 2018 Form 10-K, prior to completion of the Oncor Merger in March 2018, credit rating agencies issued comments regarding the possible negative impact of, among other things, the financing structure for the merger on our credit ratings. On January 9, 2018, Moody’s indicated that the debt Sempra Energy incurred to fund a portion of the cost of the Oncor Merger was credit negative and that there was uncertainty regarding the impact of the TCJA on our credit metrics, and further indicated the Moody’s negative outlook reflected its expectation that our ratio of cash flow from operations before changes in working capital to debt will remain weak and will be more commensurate with the mid-range of the Baa-rating category. Further, on June 25, 2018, Moody’s placed Sempra Energy’s credit ratings on review for downgrade. Moody’s indicated that the review was triggered by, among other things, the increased leverage to fund the Oncor Merger, execution risk associated with any initiatives that we may undertake to improve our credit quality, and uncertainty regarding the timing and extent of potential recovery in Sempra Energy’s consolidated financial metrics. On June 29, 2018, Moody’s then indicated that Phase 1 of the capital rotation plan we announced on June 28, 2018 as described above under “Summary Information – Recent Developments – Capital Rotation,” if successfully implemented in a timely and efficient manner, has the potential to be credit supportive because, among other things, our planned divestiture of the Assets and the Oncor Merger would reduce our exposure to unregulated and merchant power operations and improve our consolidated risk profile, and that the Oncor Merger provides regulatory diversification to our overall portfolio, reducing our consolidated business risk profile. However, Moody’s noted there is high execution risk that our capital rotation plan will not be implemented in a timely or efficient matter, or at all, and that several milestones must occur over the next several years, including the successful completion of the sale of the Assets, for the successful completion of the plan, while we continue to produce key financial credit metrics that are weak relative to our current credit rating category.

The recent Moody’s and S&P actions with respect to Sempra Energy, SDG&E and SoCalGas, any downgrade of the credit ratings of Sempra Energy or any of its subsidiaries by S&P, Fitch Ratings or Moody’s, or any additional negative outlook on those credit ratings may adversely affect the market price of our common stock, Series A Mandatory Convertible Preferred Stock and, if issued, our Series B Mandatory Convertible Preferred Stock, and could make it more costly for us to issue debt securities, to borrow under our credit facilities and to raise certain other types of financing. We cannot assure you that one or more credit rating agencies will not downgrade the credit ratings of us or any of our subsidiaries or that additional credit rating agencies will not place those ratings on negative outlook, either in the near term or later.

We may be unable to realize the anticipated benefits from our plan to divest certain of our assets as part of our capital rotation plan.

On June 28, 2018, we announced that our board of directors approved a plan to divest certain non-utility natural gas storage assets in the southeast U.S. and all of our U.S. wind and U.S. solar assets (collectively, the “Assets”). Any potential sale will be dependent upon a number of factors that may be beyond our control, including, but not limited to, market conditions, industry trends, consent rights or other rights granted to or held by third parties and the availability of financing to potential buyers on reasonable terms, and there can be no assurance that this plan will result in the identification or consummation of any sale or that any such sale, if completed, would be completed on terms that would result in additional value to our shareholders.

If we do not successfully manage our current capital rotation plan, or any other capital rotation plan that we may initiate in the future, any expected efficiencies and benefits might be delayed or not realized, and our operations and business could be disrupted. In addition, on June 29, 2018, Moody’s indicated that a timely and efficient execution of the divestiture of the Assets has the potential to be credit supportive, but is subject to high execution risk. If we are unable to successfully complete the disposition of the Assets in a timely or efficient manner, this could be viewed negatively by Moody’s or other credit ratings agencies.

In addition, we expect to record impairment charges related to certain of the Assets totaling approximately $1,470 million to $1,545 million (approximately $870 million to $925 million, after tax and noncontrolling interests) in the second quarter of 2018. These charges include approximately $1,290 million to $1,320 million at Sempra LNG & Midstream (approximately $745 million to $760 million, after tax and noncontrolling interests) and approximately $180 million to $225 million at Sempra Renewables (approximately $125 million to $165 million, after tax and noncontrolling interests). These impairment charges will result primarily from adjusting the related Assets’ carrying values to estimated fair values, less costs to sell. Other than the costs to sell, which we expect to be approximately $10 million, we do not expect that any of the impairment charges will result in future cash expenditures. However, if we are unable to complete the plan of sale, or if the sale prices are lower or the costs to sell are higher than currently expected, the impairment charges recorded may differ, perhaps materially, from those currently expected. In addition, the sale of the Assets below their estimated fair values could result in losses, which could be significant.

Our business could be negatively affected as a result of actions of activist shareholders, and such activism could impact the trading value of our common stock, Series A Mandatory Convertible Preferred Stock and, if issued, Series B Mandatory Convertible Preferred Stock.

As described under “Summary Information – Recent Developments – Elliott Associates, L.P., Elliott International, L.P. and Bluescape Resources Company LLC,” on June 11, 2018, Elliott and Bluescape, collectively holders of an approximately 4.9% economic interest in our outstanding common stock as of such date, delivered a letter and accompanying presentation to our board of directors seeking collaboration with them and management to nominate six new directors identified by Elliott and Bluescape and establish a committee of the board of directors to conduct portfolio and operational reviews of our business. Elliott and Bluescape have also proposed, among other things, that we dispose of our interests in our South American utility subsidiaries and IEnova, and that we spin-off our interest in our Cameron LNG joint venture and certain other pipeline assets.

While we strive to maintain constructive, ongoing communications with all of our shareholders, and welcome their views and opinions with the goal of enhancing value for all shareholders, activist shareholders may, from time to time, engage in proxy solicitations or advance shareholder proposals, or otherwise attempt to effect changes and assert influence on our board of directors and management. Responding to proposals by activist shareholders may, and responding to a proxy contest instituted by shareholders would, require us to incur significant legal and advisory fees, proxy solicitation expenses (in the case of a proxy contest) and administrative and associated costs and require significant time and attention by our board of directors and management, diverting their attention from the pursuit of our business strategy. Any perceived uncertainties as to our future direction and control, our ability to execute on our strategy, or changes to the composition of our board of directors or senior management team arising from proposals by activist shareholders or a proxy contest could lead to the perception of a change in the direction of our business or instability which may be exploited by our competitors, result in the loss of potential business opportunities, and make it more difficult to pursue our strategic initiatives or attract and retain qualified personnel and business partners, any of which could have an adverse effect, which may be material, on our business and operating results. We may choose to initiate, or may become subject to, litigation as a result of proposals by activist shareholders or proxy contests or matters relating thereto, which would serve as a further distraction to our board of directors and management and could require us to incur significant additional costs.

In addition, actions such as those described above could cause significant fluctuations in the trading price of our common stock, Series A Mandatory Convertible Preferred Stock and, if issued, Series B Mandatory Convertible Preferred Stock, based on temporary or speculative market perceptions or other factors that do not necessarily reflect the underlying fundamentals and prospects of our business. As an example, the price of our common stock increased by approximately 16% from $101.43 per share to $117.19 per share on June 11, 2018 after Elliott and Bluescape issued a press release announcing the submission of their letter and presentation to our board of directors. As we continue to engage in discussions with Elliott and Bluescape, the trading price of our common stock, Series A Mandatory Convertible Preferred Stock and, if issued, Series B Mandatory Convertible Preferred Stock may be subject to significant fluctuations, including as a result of actions taken by activist shareholders and our responses thereto, which may be material.

Likewise, to the extent that we implement any proposals made by Elliott and Bluescape to restructure our board of directors, dispose of assets or businesses, make certain investments or expenditures or change certain aspects of our strategy, or similar proposals made by any of our shareholders or pursuant to a proxy contest, the resulting changes in our business, assets, results of operations and financial condition may be material and may have an impact, which may be material, on the market price of our common stock, our Series A Preferred Stock and, if issued, Series B Mandatory Convertible Preferred Stock, and may also cause substantial volatility in the trading price of those securities.

Sales or issuances of substantial amounts of our common stock in the public market, or the perception that these sales or issuances may occur, or the conversion of our Series A Mandatory Convertible Preferred Stock or, if issued, our Series B Mandatory Convertible Preferred Stock or the payment of dividends on our Series A Mandatory Convertible Preferred Stock or, if issued, our Series B Mandatory Convertible Preferred Stock in the form of shares of our common stock could cause the market price of our common stock to decline.

Sales or issuances of substantial amounts of our common stock in the public market, including upon settlement of the forward sale agreements we plan to enter into in connection with this offering or upon settlement of our remaining obligations under the Existing Forward Sale Agreements, or the perception that these sales or issuances may occur, or the conversion of our Series A Mandatory Convertible Preferred Stock or Series B Mandatory Convertible Preferred Stock into shares of our common stock, or the payment of dividends on our Series A Mandatory Convertible Preferred Stock or Series B Mandatory Convertible Preferred Stock in the form of shares of our common stock could cause the market price of our common stock to decline. This could also impair our ability to raise additional capital through the sale of our equity securities. Declines in the market price of our common stock may also materially and adversely affect the market price of our Series A Mandatory Convertible Preferred Stock or, if issued, Series B Mandatory Convertible Preferred Stock. Future sales or issuances of our common stock or other equity-related securities could be dilutive to holders of our common stock and could adversely affect their voting and other rights and economic interests, including purchasers of our common stock in this offering and holders of any shares of common stock issued on conversion of our Series A Mandatory Convertible Preferred Stock or Series B Mandatory Convertible Preferred Stock, and could have a similar impact with respect to our Series A Mandatory Convertible Preferred Stock or Series B Mandatory Convertible Preferred Stock.

Our common stock ranks junior to the Series A Mandatory Convertible Preferred Stock and, if issued, will rank junior to the Series B Mandatory Convertible Preferred Stock with respect to dividends and amounts payable in the event of our liquidation, dissolution or winding-up.

Our common stock ranks junior to the Series A Mandatory Convertible Preferred Stock and, if issued, will rank junior to the Series B Mandatory Convertible Preferred Stock with respect to the payment of dividends and amounts payable in the event of our liquidation, dissolution or winding-up. This means that, unless accumulated dividends have been paid or set aside for payment on all outstanding Series A Mandatory Convertible Preferred Stock and Series B Mandatory Convertible Preferred Stock for all past dividend periods, no dividends may be declared or paid on our common stock and we will not be permitted to repurchase any of our common stock, subject to limited exceptions. Likewise, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, no distribution of our assets may be made to holders of our common stock until we have paid to holders of the Series A Mandatory Convertible Preferred Stock and Series B Mandatory Convertible Preferred Stock a liquidation preference equal to $100.00 per share plus accrued and unpaid dividends. See “Description of Series A Mandatory Convertible Preferred Stock” and “Description of Series B Mandatory Convertible Preferred Stock.”

Risks Related to the Forward Sale Agreements

The following risk factors apply to both the forward sale agreements that we plan to enter into in connection with the Common Stock Offering and the Existing Forward Sale Agreements we entered into in January 2018, and, unless otherwise expressly stated or the context otherwise requires, references in the following risk factors to the forward sale agreements and the forward purchasers include both the forward sale agreements we plan to enter into in connection with this offering and the forward purchasers party thereto and the Existing Forward Sale Agreements and the forward purchasers party to the Existing Forward Sale Agreements.

Settlement provisions contained in the forward sale agreements subject us to certain risks.

The forward purchasers will have the right to accelerate the applicable forward sale agreements (or, in certain cases, the portion thereof that they determine is affected by the relevant event) and require us to physically settle the applicable forward sale agreements on a date specified by the applicable forward purchasers if:

•	they are unable to establish, maintain or unwind their hedge position with respect to the applicable forward sale agreements;

•	they determine that they are unable to, or it is commercially impracticable for them to, continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the applicable forward sale agreements or that, with respect to borrowing such number of shares of our common stock, they would incur a rate that is greater than the borrow cost specified in the applicable forward sale agreements, subject to a prior notice requirement;

•	we declare or pay cash dividends in an amount in excess of amounts, or at a time other than, those prescribed by the applicable forward sale agreements or declare or pay certain other types of dividends or distributions on shares of our common stock;

•	an event is announced that, if consummated, would result in an extraordinary event (including certain mergers and tender offers, our nationalization, our insolvency and the delisting of the shares of our common stock);

•	an ownership event (as such term is defined in the applicable forward sale agreements) occurs; or

•	certain other events of default, termination events or other specified events occur, including, among other things, a change in law.

The forward purchasers’ decision to exercise their right to accelerate the applicable forward sale agreements (or, in certain cases, the portion thereof that they determine is affected by the relevant event) and to require us to settle the applicable forward sale agreements will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our common stock under the terms of the physical settlement provisions of the applicable forward sale agreements irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock, Series A Mandatory Convertible Preferred Stock and any Series B Mandatory Convertible Preferred Stock we may issue. In addition, we would be obligated to issue some or all of the shares offered hereby pursuant to the underwriting agreement in the event that the number of shares underlying the forward sale agreements is reduced or eliminated, as described in “Underwriting (Conflicts of Interest) – Forward Sale Agreements.”

The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion, but which we expect to occur in one or more settlements on or prior to December 15, 2019 (for both the Existing Forward Sale Agreements and the forward sale agreements we plan to enter into in connection with this offering). Subject to the provisions of the forward sale agreements, delivery of our shares upon physical or net share settlement of the forward sale agreements will result in dilution to our earnings per share and may adversely affect the market price of our common stock, Series A Mandatory Convertible Preferred Stock and any Series B Mandatory Convertible Preferred Stock we may issue.

We may elect, subject to certain conditions, cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle some or all of the forward sale agreements if we have no current use for all or a portion of the net proceeds due upon physical settlement of the forward sale agreements.

If we elect to cash or net share settle all or a portion of the shares of our common stock underlying any forward sale agreements, we would expect the applicable forward purchasers or their respective affiliates to purchase the number of shares necessary, based on the number of shares with respect to which we have elected cash or net share settlement, in order to satisfy their obligation to return the shares of our common stock they had borrowed in connection with sales of our common stock in the Common Stock Offering or, in the case of the Existing Forward Sale Agreements, our January 2018 common stock offering and, if applicable in connection with net share settlement, to deliver shares of our common stock to us or taking into account shares of our common stock to be delivered by us, as applicable. If the price paid by the applicable forward purchasers or their respective affiliates to so purchase our common stock is above the applicable forward sale price at that time, we will pay or deliver, as the case may be, to the applicable forward purchasers under the applicable forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the price paid by the applicable forward purchasers or their respective affiliates to so purchase our common stock is below the applicable forward sale price at that time, the applicable forward purchasers will pay or deliver, as the case may be, to us under the applicable forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. See “Underwriting (Conflicts of Interest) – Forward Sale Agreements” for information on the forward sale agreements we plan to enter into in connection with this offering.

In addition, the purchase of our common stock by forward purchasers or their respective affiliates, to unwind the forward purchasers’ hedge position, could cause the price of our common stock to increase over time, thereby increasing the amount of cash or the number of shares of our common stock that we would owe to the applicable forward purchasers upon cash settlement or net share settlement, as the case may be, of the applicable forward sale agreements, or decreasing the amount of cash or the number of shares of our common stock that the applicable forward purchasers owe us upon cash settlement or net share settlement, as the case may be, of the applicable forward sale agreements.

In case of our bankruptcy or insolvency, the forward sale agreements will automatically terminate, and we would not receive the expected proceeds from the sale of our common stock.

If we file for or a regulatory authority with jurisdiction over us institutes, or we consent to, a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding-up or liquidation, and we consent to such a petition, the forward sale agreements will automatically terminate. If the forward sale agreements so terminate, we would not be obligated to deliver to the applicable forward purchasers any shares of our common stock not previously delivered, and the forward purchasers would be discharged from their obligation to pay the relevant forward sale price per share in respect of any shares of common stock not previously settled. Therefore, to the extent there are any shares of our common stock with respect to which the forward sale agreements have not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward sale price per share in respect of those shares of common stock.

USE OF PROCEEDS

We will not initially receive any proceeds from the sale of shares of our common stock offered in this offering, unless (i) an event occurs that requires us to sell such shares to the underwriters in lieu of the forward sellers selling such shares to the underwriters, or (ii) the underwriters exercise their over-allotment option to purchase additional shares of our common stock, in which case we will sell all of the additional shares of our common stock covered by such option to the underwriters rather than requiring the forward sellers to borrow and sell such additional shares to the underwriters.

We estimate that the net proceeds to us from the sale of shares of our common stock in connection with this offering and pursuant to the forward sale agreements will be approximately $             billion (or approximately $             billion if the underwriters exercise their over-allotment option to purchase additional shares of our common stock directly from us in full), subject to certain adjustments to the forward sale price pursuant to the forward sale agreements and assuming full physical settlement of the forward sale agreements. We will not receive any proceeds under the forward sale agreements on the closing date of this offering. We expect that the forward sale agreements will settle in one or more settlements on or prior to December 15, 2019.

The forward sale price will initially be $             per share, which is equal to the public offering price per share of our common stock less the underwriting discount in this offering. The forward sale price is subject to adjustment pursuant to the forward sale agreements, and the actual proceeds are subject to settlement of the forward sale agreements. If the overnight bank funding rate decreases substantially prior to the settlement of the forward sale agreements, we may receive less than the initial forward sale price per share upon physical settlement of the forward sale agreements. Although we expect to settle the forward sale agreements entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements. If we elect to cash settle the forward sale agreements, we would expect to receive an amount of net proceeds that is significantly lower than the estimate included under this caption, and we may not receive any net proceeds (or may owe cash, which could be a significant amount, to the forward purchasers). If we elect to net share settle the forward sale agreements in full, we would not receive any cash proceeds from the forward purchasers (and we may be required to deliver shares of our common stock to the forward purchasers and the number of those shares could be significant). As a result, the actual amount of cash we receive upon settlement of the forward sale agreements may be less, perhaps substantially, than the amount reflected in this prospectus supplement or we may not receive any cash from that settlement. The forward sale agreements are subject to acceleration by the forward purchasers upon the occurrence of certain events.

The amount of cash or shares of our common stock we receive upon settlement of the forward sale agreements, if any, will depend on the relevant settlement method, the time of settlement, market interest rates and, if applicable under cash or net share settlement, the market price of our common stock during the period in which a forward counterparty unwinds its hedge positions with respect to the forward sale agreements. Settlement will occur on or prior to one or more dates specified by us under the forward sale agreements. We expect to settle the forward sale agreements in one or more settlements on or prior to December 15, 2019, which is the scheduled final settlement date under the forward sale agreements. See “Underwriting (Conflicts of Interest) – Forward Sale Agreements” for a description of certain terms of the forward sale agreements.

We intend to use net proceeds that we receive from the sale of shares of our common stock pursuant to the forward sale agreements and, if applicable, upon any exercise by the underwriters of their option to purchase additional shares of our common stock directly from us and, if required under the limited circumstances described herein, from our sale of shares of our common stock directly to the underwriters in lieu of shares that would otherwise have been sold by the forward sellers, and, if completed, from the Concurrent Offering to repay commercial paper, to fund working capital and for other general corporate purposes. However, this offering is not contingent on the completion of the Concurrent Offering and the Concurrent Offering is not contingent on the completion of this offering, and there can be no assurance that the Concurrent Offering will be consummated on the terms described herein or at all. We issued approximately $2.6 billion of commercial paper in February 2018 and March 2018 (the “Oncor Merger Commercial Paper”) to fund a portion of the Oncor Merger Consideration. As of July 6, 2018, we had approximately $2.9 billion of commercial paper outstanding, bearing interest at rates up to 2.8% per annum and maturing at various dates in July, August and September 2018, consisting of roll-overs of the Oncor Merger Commercial Paper together with some newly issued commercial paper. Depending upon when we receive the net proceeds from the sale of shares of our common stock pursuant to the forward sale agreements and, if applicable, upon any exercise by the underwriters of their option to purchase additional shares of our common stock directly from us and, if required under the limited circumstances described herein, from our sale of shares of our common stock directly to the underwriters in lieu of shares that would otherwise have been sold by the forward sellers, all or a portion of the commercial paper that we repay with such net proceeds may be the currently outstanding roll-overs of the Oncor Merger Commercial Paper or further roll-overs of the Oncor Merger Commercial Paper. In addition, the net proceeds from the Concurrent Offering, if completed, will be used to repay a portion of the currently outstanding roll-overs of the Oncor Merger Commercial Paper.

Pending application of the net proceeds of this offering for the foregoing purposes, we expect to invest such net proceeds in various instruments which may include, but would not be limited to, short- and intermediate-term, interest-bearing obligations, including bank deposits and certificates of deposit with financial institutions that have investment-grade ratings, U.S. government obligations or money market funds primarily invested in securities issued by the U.S. government or its agencies.

All of the proceeds from the sale of shares of our common stock offered in this offering (excluding proceeds, if any, paid to us with respect to any shares of common stock that we may sell to the underwriters in lieu of the forward sellers selling such shares and excluding proceeds we may receive if the underwriters exercise their option to purchase additional shares of common stock directly from us) will be paid to the forward purchasers. Because Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, or their affiliates, will receive more than 5% of the net proceeds of this offering, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as defined in FINRA Rule 5121). In addition, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC may not make sales in this offering to any discretionary account without the prior written approval of the customer. Moreover, as described above, proceeds from this offering will be used to repay outstanding commercial paper. In addition, one or more of the underwriters participating in this offering and/or their affiliates may hold positions in our commercial paper, one or more of the underwriters act as dealers under our commercial paper programs, and affiliates of certain underwriters are lenders under our credit facilities. To the extent that the underwriters exercise their option to purchase shares of common stock directly from us in this offering or if, under the limited circumstances described herein, we are required to sell shares of our common stock directly to the underwriters in lieu of shares that would otherwise have been sold by the forward sellers and any net proceeds we receive from the sale of those shares are applied to repay any of our outstanding indebtedness (including commercial paper and bank loans) held by any of the underwriters or their affiliates, they will receive proceeds from this offering through the repayment of that indebtedness. If the amount of such proceeds so received by any underwriter or its affiliates is more than 5% of the net proceeds of this offering, such underwriter would be deemed to have a conflict of interest within the meaning of FINRA Rule 5121 but a “qualified independent underwriter” would not be required in connection with this offering for the reason described above. However, such underwriter would not be permitted to make sales in this offering to any discretionary account without the prior written approval of the customer. See “Underwriting (Conflicts of Interest)” for additional information.

CAPITALIZATION

The following table sets forth our consolidated cash and cash equivalents and capitalization as of March 31, 2018:

•	on an actual basis;

•	as adjusted to give effect to the issuance and sale of our common stock to the forward purchasers under the forward sale agreements that we plan to enter into in connection with this offering, assuming full physical settlement of the forward sale agreements as of March 31, 2018 (but not the use of proceeds therefrom); and

•	as further adjusted to also give effect to the issuance and sale of our Series B Mandatory Convertible Preferred Stock in the Concurrent Offering (but not the use of proceeds therefrom).

The following information is based on the assumptions described below and does not purport to reflect the actual amounts of proceeds we will receive from the settlement of the forward sale agreements or the Concurrent Offering or what our actual consolidated cash and cash equivalents or capitalization will be upon completion of those transactions. Moreover, because the closing of this offering is not contingent on the completion of the Concurrent Offering, you should not assume that the Concurrent Offering, as reflected in the applicable column below, will take place. This table should be read in conjunction with our consolidated financial statements and related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	Actual	As Adjusted for the Forward Sale Settlement	As Further Adjusted for the Concurrent Offering
		(dollars in millions)
Cash and cash equivalents	$239	$1,323	$1,815

Debt:
Short-term debt (includes current portion of long-term debt)	$5,536	$5,536	$5,536
Long-term debt (excluding current portion)	$20,863	$20,863	$20,863

Total debt	$26,399	$26,399	$26,399

Equity:
Preferred stock (50 million shares authorized; 17.25 million shares of Series A Mandatory Convertible Preferred Stock and no shares of Series B Mandatory Convertible Preferred Stock outstanding, actual and as adjusted for the full physical settlement of the forward sale agreements; 17.25 million shares of Series A Mandatory Convertible Preferred Stock and 5 million shares of Series B Mandatory Convertible Preferred Stock outstanding, as further adjusted for the Concurrent Offering)	$1,693	$1,693	$2,185
Common stock (750 million shares authorized; 263.9 million shares outstanding, actual; 273.3 million shares outstanding as adjusted for the full physical settlement of the forward sale agreements and as further adjusted for the Concurrent Offering)	$4,436	$5,520	$5,520
Retained earnings	$10,260	$10,260	$10,260
Accumulated other comprehensive loss	$(545)	$(545)	$(545)

Total Sempra Energy shareholders’ equity	$15,844	$16,928	$17,420
Preferred stock of subsidiary	$20	$20	$20
Other noncontrolling interests	$2,441	$2,441	$2,441

Total equity	$18,305	$19,389	$19,881

Total capitalization	$44,704	$45,788	$46,280

The information in the foregoing table does not reflect our issuance of 4,783,068 shares of our common stock on June 13, 2018 to settle a portion of the Existing Forward Sale Agreements (as described below), our issuance of 2,868,603 shares of our common stock on June 27, 2018 to settle a portion of the Existing Forward Sale Agreements, $400 million aggregate principal amount of first mortgage bonds issued by our subsidiary San Diego Gas & Electric Company in May 2018 or $400 million aggregate principal amount of first mortgage bonds issued by our subsidiary Southern California Gas Company in May 2018.

The information in the foregoing table is based on the number of shares of our common stock outstanding as of March 31, 2018 with certain exclusions as described below, and assumes that we receive proceeds of $1.1 billion from the sale of shares of our common stock pursuant to the forward sale agreements and $500.0 million of proceeds from the sale of our Series B Mandatory Convertible Preferred Stock in the Concurrent Offering (in each case before deducting fees, expenses and discounts and assuming full physical settlement of the forward sale agreements). A $100.0 million increase (decrease) in the assumed proceeds from the sale of shares of our common stock to the forward purchasers would increase (decrease) the amounts (other than amounts appearing in the “Actual” column) of cash and cash equivalents, common stock, total Sempra Energy shareholders’ equity, total equity and total capitalization in the above table by approximately $98.6 million. The number of outstanding shares of our common stock as adjusted for the full physical settlement of the forward sale agreements appearing in the table above assumes that we will receive total proceeds of $1.1 billion from the sale of shares of our common stock pursuant to the forward sale agreements and that the forward sale price will be $117.78 per share of our common stock, which is equal to the last reported sale price of our common stock on the New York Stock Exchange appearing on the cover page of this prospectus supplement (in each case before deducting discounts and expenses). A $100.0 million increase (decrease) in the assumed total proceeds we receive from the sale of shares of our common stock pursuant to the forward sale agreements would increase (decrease) the number of shares of common stock to be outstanding as adjusted for the full physical settlement of the forward sale agreements by approximately 849,041 shares, assuming no change in the assumed forward sale price per share. A $1.00 increase (decrease) in the assumed forward sale price per share of our common stock would result in an approximately 78,628 share decrease or an approximately 79,975 share increase, respectively, in the number of shares of common stock to be outstanding as adjusted for the full physical settlement of the forward sale agreements, assuming no change in the assumed total proceeds we receive from the sale of shares pursuant to the forward sale agreements.

As described above, the information in the foregoing table assumes that we receive proceeds of $500.0 million from the sale of shares of our Series B Mandatory Convertible Preferred Stock in the Concurrent Offering (before deducting expenses and discounts). A $100.0 million increase (decrease) in the assumed proceeds from the sale of shares of our Series B Mandatory Convertible Preferred Stock would increase (decrease) the amounts in the “As Further Adjusted for the Concurrent Offering” column of cash and cash equivalents, preferred stock, total Sempra Energy shareholders’ equity, total equity and total capitalization in the above table by approximately $98.6 million. The number of shares of our outstanding preferred stock as further adjusted for the Concurrent Offering appearing in the foregoing table further assumes that the public offering price will be $100.00 per share of Series B Mandatory Convertible Preferred Stock (before deducting expenses and discounts). A $100.0 million increase (decrease) in the assumed total proceeds we receive from the sale of shares of our Series B Mandatory Convertible Preferred Stock would increase (decrease) the number of shares of our preferred stock to be outstanding as further adjusted for the Concurrent Offering by 1.0 million shares, assuming no change in the assumed public offering price per share of Series B Mandatory Convertible Preferred Stock.

The assumed amount of net proceeds from sales of our common stock under the forward sale agreements assumes full physical settlement of the forward sale agreements and that settlement under the forward sale agreements occurs concurrently with the closing of this offering. However, we expect to settle the forward sale agreements in one or more settlements on or prior to December 15, 2019. In addition, although we expect to settle the forward sale agreements entirely by the physical delivery of shares of our common stock in exchange for cash proceeds, we may elect cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements. If we elect to cash settle the forward sale agreements, we would expect to receive an amount of proceeds that is significantly lower than the amount reflected in the foregoing table, and we may not receive any proceeds (or may owe cash, which could be a significant amount, to the forward purchasers). If we elect to net share settle the forward sale agreements in full, we would not receive any cash proceeds from the forward purchasers (and we may be required to deliver shares of our common stock to the forward purchasers, and the number of those shares could be significant). In addition, the forward sale price is subject to adjustment pursuant to the forward sale agreements and the actual proceeds are subject to settlement of the forward sale agreements. The forward sale agreements are also subject to acceleration by the forward purchasers upon the occurrence of certain events.

The actual number of shares of our common stock and the number of shares of our common stock as adjusted for full physical settlement of the forward sale agreements set forth in the line item captioned “Common stock” in the foregoing table are based on 263,946,124 shares of our common stock outstanding as of March 31, 2018, and such actual number of shares and the number of shares of our common stock as adjusted for the full physical settlement of the forward sale agreements and as further adjusted for the Concurrent Offering set forth in such line item exclude:

(a) up to              shares of our common stock (including up to              shares of our common stock if the underwriters in the Mandatory Convertible Preferred Stock Offering exercise their over-allotment option to purchase additional shares of Series B Mandatory Convertible Preferred Stock in full) that would initially be issuable upon conversion of Series B Mandatory Convertible Preferred Stock issued in the Mandatory Convertible Preferred Stock Offering, if completed, in each case assuming mandatory conversion based on an applicable market value of our common stock equal to the threshold appreciation price of $             (which is approximately             % above the price at which the shares of our common stock are being offered in the Common Stock Offering) subject to anti-dilution, make-whole and other possible adjustments;

(b) (i) 166,485 shares of our common stock reserved for issuance upon exercise of stock options outstanding as of March 31, 2018, (ii) 366,420 shares of our common stock reserved for issuance upon vesting of our time based restricted stock units (including reinvested dividends) outstanding as of March 31, 2018, (iii) 2,645,494 shares of our common stock reserved for issuance upon the vesting of our performance based restricted stock units (including reinvested dividends), assuming the maximum payout was achieved, outstanding as of March 31, 2018 under our various equity compensation plans, and (iv) shares reserved for issuance upon the vesting of any awards we may have issued under such plans subsequent to March 31, 2018;

(c) 16,120,125 shares of our common stock issuable upon the conversion of outstanding shares of our Series A Mandatory Convertible Preferred Stock as of March 31, 2018, assuming mandatory conversion had occurred on that date at the maximum conversion rate of 0.9345 shares of our common stock per share of Series A Mandatory Convertible Preferred Stock;

(d) 4,783,068 shares of common stock that we issued on June 13, 2018 to settle approximately $500 million of forward sales under the Existing Forward Sale Agreements that we entered into in January 2018 at a forward sale price of $104.5355 per share;

(e) 2,868,603 shares of common stock that we issued on June 27, 2018 to settle approximately $300 million of forward sales under the Existing Forward Sale Agreements that we entered into in January 2018 at a forward sale price of $104.5806 per share;

(f) 7,156,185 shares of common stock that, as of June 30, 2018, we remained obligated to issue (subject to our right to elect cash settlement or net share settlement) on settlement dates specified by us on or prior to December 15, 2019 pursuant to the Existing Forward Sale Agreements;

(g) any additional shares of common stock we may issue from and after July             , 2018 through final settlement of the forward sale agreements; and

(h) any additional shares we have issued or may issue under our dividend reinvestment program, direct stock purchase plan or 401(k) savings plans subsequent to March 31, 2018.

In addition, the number of shares of our common stock to be outstanding immediately after this offering, assuming full physical settlement of the forward sale agreements, as set forth above is based upon the assumed number of shares that we will be obligated to issue upon settlement of the forward sale agreements (unless we elect, subject to certain conditions, to cash settle or net share settle), calculated as described in the second paragraph following the table above. The actual number of shares that we will be obligated to issue (subject to such rights) under the forward sale agreements will be equal to the number of shares of common stock sold by the forward sellers in this offering.

Under our dividend reinvestment program, direct stock purchase plan and 401(k) savings plans, we are currently delivering newly issued shares of our common stock to settle shares purchased under those plans. Over the 12 months ended March 31, 2018, approximately 785,164 shares of our common stock were issued in connection with those plans. The number of additional shares issued under those plans going forward is dependent on whether Sempra Energy continues to deliver newly issued shares under these plans, Sempra Energy’s stock price and the elections by plan participants to purchase Sempra Energy common stock in the future.

The number of shares of our common stock to be outstanding as adjusted for the full physical settlement of the forward sale agreements and as further adjusted for the Concurrent Offering also assumes that no event will occur that would require us to sell shares of our common stock to the underwriters in lieu of the forward sellers selling shares of our common stock to the underwriters. If such an event occurs, (i) the number of shares of our common stock to be outstanding as adjusted for the full physical settlement of the forward sale agreement and as further adjusted for the Concurrent Offering would be increased by such number of shares and (ii) the number of shares of our common stock issuable pursuant to physical settlement of the forward sale agreements would be reduced by such number of shares.

The information contained in the table above assumes that the over-allotment option we have granted to the underwriters in this offering to purchase additional shares of our common stock and the over-allotment option we have granted to the underwriters in the Concurrent Offering to purchase additional shares of our Series B Mandatory Convertible Preferred Stock are not exercised.

PRICE RANGE OF COMMON STOCK AND DIVIDENDS

Our common stock is listed on the NYSE under the symbol “SRE.” The following table sets forth the high and low sale prices, as reported in the consolidated transaction reporting system. As of July 6, 2018, there were 271,855,639 shares of our common stock outstanding.

Calendar Year:	High	Low	Dividends Declared Per Share of Common Stock
2016:
First Quarter	$104.70	$86.72	$0.755
Second Quarter	114.03	100.40	0.755
Third Quarter	114.66	102.15	0.755
Fourth Quarter	109.42	92.95	0.755

2017:
First Quarter	$113.15	$99.71	$0.8225
Second Quarter	117.97	107.86	0.8225
Third Quarter	120.17	110.35	0.8225
Fourth Quarter	122.98	105.03	0.8225

2018:
First Quarter	$113.54	$100.63	$0.8950
Second Quarter	119.78	100.49	0.8950
Third Quarter (through July 6, 2018)	118.18	114.63	—

On July 6, 2018, the last reported sale price of our common stock on the NYSE was $117.78. As of July 6, 2018, there were approximately 26,121 holders of record of our common stock.

On June 20, 2018, our board of directors declared a dividend of $0.8950 per share of our common stock payable on July 15, 2018 to shareholders of record as of the close of business on July 2, 2018. Purchasers of shares of our common stock in this offering will not be entitled to receive the dividend payable on July 15, 2018 on the shares of common stock that they purchase in this offering.

We have historically paid dividends on our common stock on the 15th day of January, April, July and October; however, the declaration, amount, timing and payment of any future dividends are subject to the determination and approval of our board of directors based on then-current or anticipated future conditions including our results of operations, capital requirements, financial condition, legal requirements or other factors deemed relevant by our board of directors. See “Risk Factors – Risks Related to Our Common Stock – We may be unable to, or may choose not to, continue to pay dividends on our common stock, Series A Mandatory Convertible Preferred Stock or, if issued, the Series B Mandatory Convertible Preferred Stock at current or planned rates or at all.”

DESCRIPTION OF SERIES A MANDATORY CONVERTIBLE PREFERRED STOCK

The following is a description of certain provisions of our 6% Mandatory Convertible Preferred Stock, Series A, which we refer to as our “Series A Mandatory Convertible Preferred Stock.” A more detailed description of certain provisions of our Series A Mandatory Convertible Preferred Stock has been incorporated by reference into our registration statement on Form 8-A filed with the SEC on January 9, 2018 (the “Form 8-A”), which Form 8-A is incorporated by reference in this prospectus supplement and may be obtained as described in the section of the accompanying prospectus entitled “Where You Can Find More Information.” In addition, a copy of the certificate of determination setting forth the terms of the Series A Mandatory Convertible Preferred Stock, which we refer to as the “Series A Certificate of Determination,” has been filed as Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on January 9, 2018, and our Amended and Restated Articles of Incorporation, as heretofore amended, which we refer to as our “Charter,” has been incorporated by reference as an Exhibit to the Form 8-A, and both the Series A Certificate of Determination and the Charter may be obtained as described in the section of the accompanying prospectus entitled “Where You Can Find More Information.” The descriptions of certain terms of the Series A Mandatory Convertible Preferred Stock appearing in this prospectus supplement and in the Form 8-A are not complete and are subject to, and qualified in its entirety by reference to, the provisions of our Charter and the Series A Certificate of Determination.

The Series A Mandatory Convertible Preferred Stock is a series of our preferred stock, no par value, described in the accompanying prospectus. As of March 31, 2018, a total of 17,250,000 shares of our Series A Mandatory Convertible Preferred Stock were outstanding. Our Series B Mandatory Convertible Preferred Stock, if issued, will rank pari passu with our outstanding Series A Mandatory Convertible Preferred Stock as to dividends and as to the distribution of assets upon our liquidation, dissolution or winding-up.

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Series A Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $100.00 per share of the Series A Mandatory Convertible Preferred Stock (the “Series A liquidation preference”), plus an amount (the “Series A liquidation dividend amount”) equal to accumulated and unpaid dividends on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets legally available for distribution to our shareholders, after satisfaction of liabilities owed to our creditors and holders of shares of any senior stock (as defined below) and before any payment or distribution is made to holders of our common stock or any other class or series of stock ranking junior to the Series A Mandatory Convertible Preferred Stock. As used in this section, “senior stock” means any class or series of our capital stock established after January 9, 2018 the terms of which expressly provide that such class or series shall rank senior to the Series A Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution.

Dividends on the Series A Mandatory Convertible Preferred Stock are payable quarterly on a cumulative basis when, as and if declared by our board of directors. We may pay declared dividends in cash or, subject to certain limitations, in shares of our common stock or by delivery of any combination of cash and shares of our common stock.

So long as any share of Series A Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on our common stock or any other class or series of stock ranking junior to the Series A Mandatory Convertible Preferred Stock (as used in this section, “junior stock”), and no common stock or any other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries, unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid, or a sufficient sum of cash or number of shares of our common stock has been set aside for the payment of such dividends, on all outstanding shares of Series A Mandatory Convertible Preferred Stock. The foregoing limitation is subject to customary exceptions, including with respect to dividends or distributions on our common stock or junior stock payable in shares of common stock or other junior stock, and purchases, redemptions or other acquisitions of common stock or other junior stock in connection with the administration of benefit or other incentive plans.

If dividends on shares of the Series A Mandatory Convertible Preferred Stock (A) have not been declared and paid in full on any dividend payment date for the Series A Mandatory Convertible Preferred Stock; or (B) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, no dividends may be declared or paid on any parity stock (as defined below) unless dividends are declared on the shares of Series A Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Series A Mandatory Convertible Preferred Stock and such parity stock shall bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of Series A Mandatory Convertible Preferred Stock and such parity stock bear to each other; provided, however, that any unpaid dividends will continue to accumulate. As used in this section, “parity stock” means each class or series of our capital stock established after the date on which the Series A Mandatory Convertible Stock was first issued, the terms of which expressly provide that such class or series shall rank on parity with the Series A Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the our liquidation, winding-up or dissolution. The Series B Mandatory Convertible Preferred Stock will constitute parity stock.

Each share of the Series A Mandatory Convertible Preferred Stock will, unless previously converted, automatically convert on the mandatory conversion date (which will be the second business day immediately following the last trading day of the settlement period for the Series A Mandatory Convertible Preferred Stock and is expected to be January 15, 2021), into between 0.7629 and 0.9345 shares of our common stock, subject to anti-dilution and other adjustments.

The holders of the Series A Mandatory Convertible Preferred Stock do not have voting rights except as described below and as specifically required by California law from time to time.

Whenever dividends on any shares of the Series A Mandatory Convertible Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (as used in this section, a “nonpayment”), the authorized number of directors on our board of directors will, at the next annual meeting of shareholders or at a special meeting of shareholders as provided below, automatically be increased by two and the holders of the Series A Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled, at our next annual meeting or at a special meeting, if any, of shareholders, to fill such newly created directorships by electing two additional directors (the “preferred stock directors”); provided that the election of any such directors will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) for listed or quoted companies to have a majority of independent directors; and provided further that our board of directors shall, at no time, include more than two preferred stock directors. In the event of a nonpayment, the holders of record of at least 25% of the shares of the Series A Mandatory Convertible Preferred Stock and any other series of voting preferred stock may request that a special meeting of shareholders be called to elect such preferred stock directors (provided, however, that if our next annual or a special meeting of shareholders is scheduled to be held within 90 days of the receipt of such request, the election of such preferred stock directors, to the extent otherwise permitted by our bylaws, will be included in the agenda for and will be held at such scheduled annual or special meeting of shareholders). The preferred stock directors will stand for reelection annually, and at each subsequent annual meeting of the shareholders, so long as the holders of the Series A Mandatory Convertible Preferred Stock continue to have such voting rights.

At any meeting at which the holders of the Series A Mandatory Convertible Preferred Stock are entitled to elect preferred stock directors, the holders of record of a majority of the then outstanding shares of the Series A

Mandatory Convertible Preferred Stock and all other series of voting preferred stock, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority of such shares of the Series A Mandatory Convertible Preferred Stock and other voting preferred stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the preferred stock directors.

As used in this section, “voting preferred stock” means any series of our preferred stock, in addition to the Series A Mandatory Convertible Preferred Stock, ranking equally with the Series A Mandatory Convertible Preferred Stock either as to dividends or to the distribution of assets upon liquidation, dissolution or winding-up and upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the Series A Mandatory Convertible Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Series A Mandatory Convertible Preferred Stock and such other voting preferred stock voted. Our Series B Mandatory Convertible Preferred Stock, if issued, will constitute voting preferred stock so long as the right of holders of our Series B Mandatory Convertible Preferred Stock to vote in the election of preferred stock directors is exercisable. For the avoidance of any doubt, holders of any voting preferred stock, including any outstanding Series A Mandatory Convertible Preferred Stock and Series B Mandatory Convertible Preferred Stock, will collectively have the right, but only under the circumstances described above, to collectively elect no more than two preferred stock directors.

If and when all accumulated and unpaid dividends on the Series A Mandatory Convertible Preferred Stock have been paid in full (as used in this section, a “nonpayment remedy”), the holders of the Series A Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of the Series A Mandatory Convertible Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the authorized number of directors on our board of directors shall automatically decrease by two.

Any preferred stock director may be removed at any time, with cause as provided by law or without cause by the holders of record of a majority in voting power of the outstanding shares of the Series A Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election of preferred stock directors after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority in voting power of the outstanding shares of the Series A Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) for listed or quoted companies to have a majority of independent directors. The preferred stock directors will each be entitled to one vote per director on any matter that comes before our board of directors for a vote.

The Series A Mandatory Convertible Preferred Stock has certain other voting rights with respect to certain amendments to our Charter and certain other transactions as described in the Series A Certificate of Determination establishing the terms of the Series A Mandatory Convertible Preferred Stock.

DESCRIPTION OF SERIES B MANDATORY CONVERTIBLE PREFERRED STOCK

The following is a description of certain provisions of our             % Mandatory Convertible Preferred Stock, Series B, which we refer to as our “Series B Mandatory Convertible Preferred Stock.” A copy of the certificate of determination setting forth the terms of the Series B Mandatory Convertible Preferred Stock, which we refer to as the “Series B Certificate of Determination,” as well as our Charter is available upon request from us at the address set forth in the section of the accompanying prospectus entitled “Where You Can Find More Information.” In addition, a copy of our Charter has been incorporated by reference as Exhibit 3.1 to the Form 8-A and may be obtained as described under “Where You Can Find More Information” in the accompanying prospectus. This description of certain terms of the Series B Mandatory Convertible Preferred Stock is not complete and is subject to, and qualified in its entirety by reference to, the provisions of our Charter and the Series B Certificate of Determination. The following description of certain terms of the Series B Mandatory Convertible Preferred Stock is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, any shares of our Series B Mandatory Convertible Preferred Stock. The Concurrent Offering is being made by means of a separate prospectus supplement and not by means of this prospectus supplement.

Concurrently with this offering, pursuant to a separate prospectus supplement, we are offering $500,000,000 of shares of our Series B Mandatory Convertible Preferred Stock (plus an additional $75,000,000 of shares, representing 15% of the $500,000,000 of shares of Series B Mandatory Convertible Preferred Stock being offered pursuant to the Mandatory Convertible Preferred Stock Offering, if the underwriters in the Mandatory Convertible Preferred Stock Offering exercise their option to purchase additional shares in full). The Series B Mandatory Convertible Preferred Stock will be a series of our preferred stock, no par value, described in the accompanying prospectus. Each share of the Series B Mandatory Convertible Preferred Stock will have a liquidation preference of $100.00 per share plus accrued and unpaid dividends and shall rank pari passu with our Series A Mandatory Convertible Preferred Stock as to dividends and as to the distribution of assets upon our liquidation, dissolution or winding-up.

In the event of our voluntary or involuntary liquidation, winding-up or dissolution, each holder of the Series B Mandatory Convertible Preferred Stock will be entitled to receive a liquidation preference in the amount of $100.00 per share of the Series B Mandatory Convertible Preferred Stock (the “Series B liquidation preference”), plus an amount (the “Series B liquidation dividend amount”) equal to accumulated and unpaid dividends on such shares to, but excluding, the date fixed for liquidation, winding-up or dissolution to be paid out of our assets legally available for distribution to our shareholders, after satisfaction of liabilities owed to our creditors and holders of shares of any senior stock (as defined below) and before any payment or distribution is made to holders of our common stock or any other class or series of stock ranking junior to the Series B Mandatory Convertible Preferred Stock. As used in this section, “senior stock” means any class or series of our capital stock established after the date on which the Series B Mandatory Convertible Preferred Stock is first issued the terms of which expressly provide that such class or series shall rank senior to the Series B Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon our liquidation, winding-up or dissolution.

Dividends on the Series B Mandatory Convertible Preferred Stock will be payable quarterly on a cumulative basis when, as and if declared by our board of directors. We may pay declared dividends in cash or, subject to certain limitations, in shares of our common stock or by delivery of any combination of cash and shares of our common stock.

So long as any share of Series B Mandatory Convertible Preferred Stock remains outstanding, no dividend or distribution shall be declared or paid on our common stock or any other class or series of stock ranking junior to the Series B Mandatory Convertible Preferred Stock (as used in this section, “junior stock”), and no common stock or any other junior stock shall be purchased, redeemed or otherwise acquired for consideration by us or any of our subsidiaries unless all accumulated and unpaid dividends for all preceding dividend periods have been declared and paid, or a sufficient sum of cash or number of shares of our common stock has been set aside for the payment of such dividends, on all outstanding shares of Series B Mandatory Convertible Preferred Stock. The foregoing limitation will be subject to customary exceptions, including with respect to dividends or distributions on our common stock or junior stock payable in shares of common stock or other junior stock, and purchases, redemptions or other acquisitions of common stock or other junior stock in connection with the administration of benefit or other incentive plans.

If dividends on shares of the Series B Mandatory Convertible Preferred Stock (A) have not been declared and paid in full on any dividend payment date for the Series B Mandatory Convertible Preferred Stock; or (B) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, no dividends may be declared or paid on any parity stock (as defined below) unless dividends are declared on the shares of Series B Mandatory Convertible Preferred Stock such that the respective amounts of such dividends declared on the shares of Series B Mandatory Convertible Preferred Stock and such parity stock shall bear the same ratio to each other as all accumulated dividends and all declared and unpaid dividends per share on the shares of Series B Mandatory Convertible Preferred Stock and such parity stock bear to each other; provided, however, that any unpaid dividends will continue to accumulate. As used in this section, “parity stock” means each class or series of our capital stock established after the date on which the Series B Mandatory Convertible Stock is first issued, the terms of which expressly provide that such class or series shall rank on parity with the Series B Mandatory Convertible Preferred Stock as to dividend rights and distribution rights upon the our liquidation, winding-up or dissolution. The Series A Mandatory Convertible Preferred Stock constitutes parity stock.

Each share of the Series B Mandatory Convertible Preferred Stock will, unless previously converted, automatically convert on the mandatory conversion date (which will be the second business day immediately following the last trading day of the settlement period for the Series B Mandatory Convertible Preferred Stock and is expected to be July 15, 2021), into between              and              shares of our common stock, subject to anti-dilution and other adjustments.

The holders of the Series B Mandatory Convertible Preferred Stock will not have voting rights except as described below and as specifically required by California law from time to time.

Whenever dividends on any shares of the Series B Mandatory Convertible Preferred Stock (i) have not been declared and paid, or (ii) have been declared but a sum of cash or number of shares of our common stock sufficient for payment thereof has not been set aside for the benefit of the holders thereof on the applicable record date, for the equivalent of six or more dividend periods, whether or not for consecutive dividend periods (as used in this section, a “nonpayment”), the authorized number of directors on our board of directors will, at the next annual meeting of shareholders or at a special meeting of shareholders as provided below, automatically be increased by two and the holders of the Series B Mandatory Convertible Preferred Stock, voting together as a single class with holders of any and all other series of voting preferred stock (as defined below) then outstanding, will be entitled, at our next annual meeting or at a special meeting, if any, of shareholders, to fill such newly created directorships by electing two additional directors (“preferred stock directors”); provided that the election of any such directors will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) for listed or quoted companies to have a majority of independent directors; and provided further that our board of directors shall, at no time, include more than two preferred stock directors. In the event of a nonpayment, the holders of record of at least 25% of the shares of the Series B Mandatory Convertible Preferred Stock and any other series of voting preferred stock may request that a special meeting of shareholders be called to elect such preferred stock directors (provided, however, that if our next annual or a special meeting of shareholders is scheduled to be held within 90 days of the receipt of such request, the election of such preferred stock directors, to the extent otherwise permitted by our bylaws, will be included in the agenda for and will be held at such scheduled annual or special meeting of shareholders). The preferred stock directors will stand for reelection annually, and at each subsequent annual meeting of the shareholders, so long as the holders of the Series B Mandatory Convertible Preferred Stock continue to have such voting rights.

At any meeting at which the holders of the Series B Mandatory Convertible Preferred Stock are entitled to elect preferred stock directors, the holders of record of a majority of the then outstanding shares of the Series B Mandatory Convertible Preferred Stock and all other series of voting preferred stock, present in person or represented by proxy, will constitute a quorum and the vote of the holders of a majority of such shares of the Series B Mandatory Convertible Preferred Stock and other voting preferred stock so present or represented by proxy at any such meeting at which there shall be a quorum shall be sufficient to elect the preferred stock directors.

As used in this section, “voting preferred stock” means any series of our preferred stock, in addition to the Series B Mandatory Convertible Preferred Stock, ranking equally with the Series B Mandatory Convertible Preferred Stock either as to dividends or to the distribution of assets upon liquidation, dissolution or winding-up and upon which like voting rights for the election of directors have been conferred and are exercisable. Whether a plurality, majority or other portion in voting power of the Series B Mandatory Convertible Preferred Stock and any other voting preferred stock have been voted in favor of any matter shall be determined by reference to the respective liquidation preference amounts of the Series B Mandatory Convertible Preferred Stock and such other voting preferred stock voted. Our Series A Mandatory Convertible Preferred Stock will constitute voting preferred stock so long as the right of holders of our Series A Mandatory Convertible Preferred Stock to vote in the election of preferred stock directors is exercisable. For the avoidance of any doubt, holders of any voting preferred stock, including any outstanding Series A Mandatory Convertible Preferred Stock and Series B Mandatory Convertible Preferred Stock, will collectively have the right, but only under the circumstances described above, to collectively elect no more than two preferred stock directors.

If and when all accumulated and unpaid dividends on the Series B Mandatory Convertible Preferred Stock have been paid in full (as used in this section, a “nonpayment remedy”), the holders of the Series B Mandatory Convertible Preferred Stock shall immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such rights in the event of each subsequent nonpayment. If such voting rights for the holders of the Series B Mandatory Convertible Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each preferred stock director so elected will terminate at such time and the authorized number of directors on our board of directors shall automatically decrease by two.

Any preferred stock director may be removed at any time, with cause as provided by law or without cause by the holders of record of a majority in voting power of the outstanding shares of the Series B Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above. In the event that a nonpayment shall have occurred and there shall not have been a nonpayment remedy, any vacancy in the office of a preferred stock director (other than prior to the initial election of preferred stock directors after a nonpayment) may be filled by the written consent of the preferred stock director remaining in office or, if none remains in office, by a vote of the holders of record of a majority in voting power of the outstanding shares of the Series B Mandatory Convertible Preferred Stock and any other series of voting preferred stock then outstanding (voting together as a single class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate the corporate governance requirements of the NYSE (or any other exchange or automated quotation system on which our securities may be listed or quoted) for listed or quoted companies to have a majority of independent directors. The preferred stock directors will each be entitled to one vote per director on any matter that comes before our board of directors for a vote.

The Series B Mandatory Convertible Preferred Stock will have certain other voting rights with respect to certain amendments to our Charter and certain other transactions as described in the Series B Certificate of Determination establishing the terms of the Series B Mandatory Convertible Preferred Stock.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material United States federal income tax considerations to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock sold pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the alternative minimum tax and of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid United States federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for United States federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement” (as defined in the Code);

•	persons deemed to sell our common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity treated as a partnership for United States federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the United States federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to United States federal income tax regardless of its source; or

•	a trust that (1) is subject to the primary supervision of a United States court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for United States federal income tax purposes.

Distributions

If we make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for United States federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “– Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). If a Non-U.S. Holder holds the stock through a financial institution or other intermediary, the Non-U.S. Holder will be required to provide appropriate documentation to the intermediary, which then will be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to United States federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

If we are or become a “U.S. real property holding corporation” (“USRPHC”), within the meaning of the Foreign Investment in Real Property Tax Act (“FIRPTA”), we may be required to withhold at least 15% of any distributions that constitute a return of capital if our common stock is not “regularly traded on an established securities market” or if the Non-U.S. Holder actually or constructively holds or held, at any time during the Testing Period (as defined below) more than 5% of our common stock. As discussed below, we believe we currently are not, and do not anticipate becoming, a USRPHC.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to United States federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a USRPHC for United States federal income tax purposes.

Gain described in the first bullet point above generally will be subject to United States federal income tax on a net income basis at the regular graduated rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to United States federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition by a Non-U.S. Holder of our common stock will not be subject to United States federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period (the “Testing Period”).

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s United States federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States-owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock, and will apply to payments of gross proceeds from the sale or other disposition of such stock on or after January 1, 2019.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING (CONFLICTS OF INTEREST)

Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as representatives of the underwriters named below.

Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter named below has severally agreed to purchase, and the forward sellers have agreed to sell to that underwriter, the number of shares of common stock set forth in the following table opposite the underwriter’s name.

Name	Number of Shares
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC

Total

The underwriting agreement provides that the obligations of the several underwriters to purchase the shares of common stock included in this offering are subject to approval of certain legal matters by counsel and to other customary conditions. The underwriters are obligated to purchase all of the shares of common stock reflected in the table above if they purchase any of the shares of common stock. The offering of the shares of common stock by the underwriters is subject to receipt and acceptance and to the underwriters’ right to reject any order in whole or in part.

The underwriters propose to offer the shares of common stock directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement. Shares of common stock sold by the underwriters to dealers may be sold at the public offering price less a concession not to exceed $             per share. The underwriters may allow, and dealers may reallow, a concession not to exceed $             per share on sales to other dealers. After the initial offering of the shares of common stock to the public, the representatives may change the public offering price and concessions.

Forward Sale Agreements

We expect to enter into forward sale agreements on the date of this prospectus supplement with the forward purchasers relating to an aggregate of              shares of our common stock. Such number of shares is equal to the number of shares that the forward sellers intend to borrow from third parties and sell to the underwriters. In connection with the execution of the forward sale agreements, and at our request, the forward sellers are borrowing from third parties and selling in this offering             shares of our common stock.

If the forward purchasers determine in good faith, after using commercially reasonable efforts, that the forward sellers are unable to borrow, or that the forward sellers are unable to borrow at a stock loan rate not greater than a specified rate, and deliver for sale on the anticipated closing date,              shares of our common stock (the “Original Number of Shares”), then the number of shares of our common stock to which the forward sale agreements relate will be reduced to the number of shares (the “Reduced Number of Shares”) that the forward sellers can so borrow and deliver. In addition, the forward sellers may elect not to borrow shares of our common stock because specified conditions in the underwriting agreement are not satisfied, and in that case the number of shares of our common stock to which the forward sale agreements relate (also, the “Reduced Number of Shares”) will also be reduced to zero, and the forward sale agreements will terminate. In the event the forward sellers cannot borrow any shares of our common stock at a stock loan rate not greater than the specified rate, then the Reduced Number of Shares will be zero and the forward sale agreements will terminate. In the event that the shares underlying the forward sale agreements are reduced or eliminated as aforesaid, then we will be obligated to issue and sell directly to the several underwriters, and the underwriters will be obligated to purchase from us, severally in proportion to their respective underwriting obligations reflected in the table above, a number of shares of our common stock equal to the difference between the Original Number of Shares and the Reduced Number of Shares, and these obligations will replace the commitments of the several underwriters to purchase such number of shares of our common stock from the forward sellers and the forward sellers’ obligations to borrow such number of shares for delivery and sale to the underwriters. Accordingly, under those circumstances the commitments of the underwriters to purchase, severally in proportion to their respective underwriting obligations reflected in the table above, from the forward sellers, and the forward sellers’ corresponding obligation to borrow and sell to the several underwriters, shares of our common stock, shall be reduced to a number of shares equal to the Reduced Number of Shares (which will be zero if the forward sale agreements terminate).

We will receive an amount equal to the net proceeds from the sale of the borrowed shares of our common stock sold in this offering, subject to certain adjustments to the forward sale price pursuant to the forward sale agreements, from the forward purchasers upon physical settlement of the forward sale agreements. We will only receive such proceeds if we elect to physically settle the forward sale agreements.

The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion, but which we expect to occur in one or more settlements on or prior to December 15, 2019. On a settlement date or dates, if we decide to physically settle the forward sale agreements, we will issue shares of our common stock to the forward purchasers at the then-applicable forward sale price. The forward sale price will initially be $             per share, which is the public offering price of our shares of common stock in this offering less the underwriting discount shown on the cover page of this prospectus supplement. The forward sale agreements provide that the initial forward sale price will be subject to adjustment based on a floating interest rate factor equal to the overnight bank funding rate less a spread, and will be subject to decrease on each of certain dates specified in the forward sale agreements. If the overnight bank funding rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price. As of the date of this prospectus supplement, the overnight bank funding rate was greater than the spread, but we can give no assurance that the overnight bank funding rate will not decrease to a rate below the spread during the term of the forward sale agreements.

Before the issuance of shares of our common stock, if any, upon settlement of the forward sale agreements, we expect that the shares issuable upon settlement of the forward sale agreements will be reflected in our diluted earnings per share calculation using the treasury stock method. Under this method, the number of shares of our common stock used in calculating diluted earnings per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of the forward sale agreements over the number of shares of common stock that could be purchased by us in the market (based on the average market price of our common stock during the applicable reporting period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate there will be no dilutive effect on our earnings per share except during periods when the average market price of shares of our common stock is above the applicable adjusted forward sale price, which is initially $             per share, subject to increase or decrease based on the overnight bank funding rate, less a spread, and subject to decrease by amounts related to expected dividends on shares of our common stock during the term of the forward sale agreements. However, if we decide to physically settle or net share settle the forward sale agreements, delivery of our shares to the forward purchasers on any such physical settlement or net share settlement of the forward sale agreements would result in dilution to our earnings per share.

The forward purchasers will have the right to accelerate the forward sale agreements (or, in certain cases, the portion thereof that they determine is affected by the relevant event) and require us to physically settle the forward sale agreements on a date specified by the forward purchasers if:

•	they are unable to establish, maintain or unwind their hedge position with respect to the forward sale agreements;

•	they determine that they are unable to, or it is commercially impracticable for them to, continue to borrow a number of shares of our common stock equal to the number of shares of our common stock underlying the forward sale agreements or that, with respect to borrowing such number of shares of our common stock, they would incur a rate that is greater than the borrow cost specified in the forward sale agreements, subject to a prior notice requirement;

•	we declare or pay cash dividends in an amount in excess of amounts, or at a time other than, those prescribed by the forward sale agreements or declare or pay certain other types of dividends or distributions on shares of our common stock;

•	an event is announced that, if consummated, would result in an extraordinary event (including certain mergers and tender offers, our nationalization, our insolvency and the delisting of the shares of our common stock);

•	an ownership event (as such term is defined in the forward sale agreements) occurs; or

•	certain other events of default, termination events or other specified events occur, including, among other things, a change in law.

The forward purchasers’ decision to exercise their right to accelerate the forward sale agreements (or, in certain cases, the portion thereof that they determine is affected by the relevant event) and to require us to settle the forward sale agreements will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our common stock under the terms of the physical settlement provisions of the forward sale agreements irrespective of our capital needs, which would result in dilution to our earnings per share and may adversely affect the market price of our common stock our outstanding Series A Mandatory Convertible Preferred Stock and any Series B Mandatory Convertible Preferred Stock we may issue in the Concurrent Offering.

The forward sale agreements provide for settlement on a settlement date or dates to be specified at our discretion, but which we expect to occur in one or more settlements on or prior to December 15, 2019. Although we expect to settle the forward sale agreements entirely by the delivery of shares of our common stock under physical settlement, we may elect, subject to certain conditions, cash settlement or net share settlement for all or a portion of our obligations under the forward sale agreements if we conclude that it is in our interest to do so. For example, we may conclude that it is in our interest to cash settle or net share settle the forward sale agreements if we have no current use for all or a portion of the net proceeds due upon physical settlement of the forward sale agreements.

The forward sale agreements will be physically settled, unless we elect cash or net share settlement under the forward sale agreements (which we have the right to do, subject to certain conditions, other than in the limited circumstances described above). Subject to the provisions of the forward sale agreements, delivery of our shares upon physical or net share settlement of the forward sale agreements will result in dilution to our earnings per share. If we elect to cash or net share settle all or a portion of the shares of our common stock underlying the forward sale agreements, we would expect the forward purchasers or one of their affiliates to purchase the number of shares necessary, based on the number of shares with respect to which we have elected cash or net share settlement, in order to satisfy their obligation to return the shares of our common stock they had borrowed in connection with sales of our common stock under this prospectus supplement and, if applicable in connection with net share settlement, to deliver shares of our common stock to us or taking into account shares of our common stock to be delivered by us, as applicable. If the price paid by the forward purchasers or one of their affiliates to so purchase our common stock is above the forward sale price at that time, we will pay or deliver, as the case may be, to the forward purchasers under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference. Any such difference could be significant. Conversely, if the price paid by the forward purchasers or one of their affiliates to so purchase our common stock is below the forward sale price at that time, the forward purchasers will pay or deliver, as the case may be, to us under the forward sale agreements, an amount in cash, or a number of shares of our common stock with a market value, equal to such difference.

In addition, the purchase of our common stock by the forward purchasers or their affiliates, to unwind the forward purchasers’ hedge position, could cause the price of our common stock to increase over time, thereby increasing the amount of cash or the number of shares of our common stock that we would owe to the forward purchasers upon cash settlement or net share settlement, as the case may be, of the forward sale agreements, or decreasing the amount of cash or the number of shares of our common stock that the forward purchasers owe us upon cash settlement or net share settlement, as the case may be, of the forward sale agreements.

The foregoing is a description of certain provisions of the forward sale agreements we expect to enter into in connection with this offering, copies of which are available upon request from us at the address set forth in the section of the accompanying prospectus entitled “Where You Can Find More Information.” This description of certain terms of the forward sale agreements is not complete and is subject to, and qualified in its entirety by reference to, the provisions of those agreements.

Over-Allotment Option

We have granted the underwriters an option to purchase directly from us up to an additional             shares of common stock to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The shares purchased under this over-allotment option will be purchased at the public offering price, less the underwriting discount and commissions, subject to certain possible adjustments. The underwriters may exercise this option in whole or, from time to time, in part, through and including the 30th day after the date of this prospectus supplement.

If the underwriters exercise their over-allotment option, each underwriter will be obligated, subject to the conditions contained in the underwriting agreement, to purchase a number of additional shares of our common stock in approximately the same proportion as shown in the table above.

Underwriting Discount

The following table shows the per share and total underwriting discounts to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares of common stock.

	Without over- allotment exercise	With full over- allotment exercise
Per Share	$	$
Total	$	$

We estimate that the total expenses of this offering payable by us, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts, will be approximately $600,000.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), or to contribute to payments the underwriters may be required to make because of any of those liabilities.

Listing

Our common stock is listed on the NYSE under the symbol “SRE.”

Electronic Prospectus Delivery

This prospectus supplement and the accompanying prospectus in electronic format may be made available on the websites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The representatives may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations. None of the other information appearing on or that can be accessed through websites maintained by any of the underwriters or selling group members, if any, is a part of, or is incorporated by reference into, this prospectus supplement or the accompanying prospectus.

No Sales of Similar Securities

We have agreed that, without the prior written consent of the representatives, we will not, during the period from and including the date of this prospectus supplement through and including the 60th day after the date of this prospectus supplement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (collectively, “Convertible Securities”) or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock or any such Convertible Securities or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock, any Convertible Securities or any such other securities, in cash or otherwise or (3) file any registration statement with the SEC relating to the offering of any shares of common stock or Convertible Securities. The foregoing sentence shall not apply to:

(a) any shares of common stock that we may issue and sell to the underwriters in this offering,

(b) the issuance by us of the Series B Mandatory Convertible Preferred Stock in the Concurrent Offering and the issuance, if any, by us of common stock upon the conversion of the Series A Mandatory Convertible Preferred Stock or the Series B Mandatory Convertible Preferred Stock, or the issuance by us of common stock paid as a dividend on the Series A Mandatory Convertible Preferred Stock or Series B Mandatory Convertible Preferred Stock,

(c) the issuance by us of shares of common stock upon the exercise of an option or warrant or the conversion of or exchange for a Convertible Security outstanding on the date of this prospectus supplement,

(d) the issuance by us of common stock or Convertible Securities in connection with any bona fide merger, acquisition, business combination or other strategic or commercial relationship, to a third party or a group of third parties, provided that (i) the aggregate number of shares of common stock (including for purposes of such calculation the shares of common stock issuable on conversion, exercise, exchange or redemption of any such Convertible Securities) that we may sell or issue or agree to sell pursuant to this clause (d) shall not exceed 5% of the total number of shares of our common stock outstanding immediately following the closing date of the offering contemplated by this prospectus supplement, and (ii) such party or parties agree (or have already agreed as of the date hereof) in writing to restrictions substantially similar to those described in clauses (1) and (2) above, the term of which restrictions shall not expire prior to the end of the 60 day period referred to in this paragraph,

(e) the issuance by us of any shares of common stock or options to purchase common stock or units or phantom shares convertible, exchangeable or exercisable for common stock currently outstanding or hereafter granted or issued pursuant to benefit plans, long-term incentive plans, savings (e.g. 401(k)) plans and other compensation plans of us or any of our subsidiaries in which our or our subsidiaries’ employees and/or directors participate and which are referred to in this prospectus supplement or the documents filed with the SEC prior to the date hereof that are incorporated by reference in the accompanying prospectus, or the filing of a registration statement or a post-effective amendment thereto relating to any such plan,

(f) the issuance by us of any shares of common stock or options to purchase common stock or units or phantom shares convertible, exchangeable or exercisable for common stock currently outstanding or hereafter granted or issued pursuant to dividend reinvestment or direct stock purchase plans and which are referred to in this prospectus supplement or the documents filed with the SEC prior to the date hereof that are incorporated by reference in the accompanying prospectus, or the filing of a registration statement or a post-effective amendment thereto relating to any such plan, or

(g) transactions under or pursuant to the forward sale agreements that we plan to enter into in connection with this offering, including the issuance and transfer of our common stock to the applicable forward purchasers pursuant thereto, and transactions under or pursuant to the Existing Forward Purchase Agreements, including the issuance and transfer of our common stock to the applicable forward purchasers pursuant thereto.

Our directors and executive officers have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each of these persons has agreed that, without the prior written consent of the representatives, such person will not, during the period commencing on and including the date of such person’s lock-up agreement through and including the 60th day after the date of this prospectus supplement, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by such person or any Convertible Securities so beneficially owned or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our common stock or any Convertible Securities or any such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock, any Convertible Securities or any such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a) transfers of shares of our common stock or any Convertible Securities as a bona fide gift, provided that (i) each donee shall sign and deliver to the representatives a lock-up letter substantially in the form of such director’s or officer’s lock-up letter (provided that (i) if such director or officer transfers shares of common stock and Convertible Securities which, in the aggregate, represent no more than 5,000 common share equivalents (determined as provided below) to donees who are bona fide charities, no such bona fide charities shall be required to deliver such lock-up letters to the representatives, but (ii) if such director or officer transfers shares of common stock or Convertible Securities which, in the aggregate, represent more than 5,000 common share equivalents (determined as provided below) to donees who are bona fide charities, then all such charities must deliver such lock-up letters to the representatives) and (ii) no filing under Section 16(a) of the Exchange Act, or other public announcement, reporting a reduction in beneficial ownership of shares of common stock, shall be required or shall be voluntarily made during such 60 day period, except that a Form 4 filing permitted by clause (d) below may also reflect a reduction in beneficial ownership resulting from a bona fide gift made in accordance with this clause (a) so long as such Form 4 expressly states that such reduction is the result of a bona fide gift. For purposes of this clause, (1) each share of common stock shall be deemed to represent one common share equivalent and (2) a Convertible Security shall be deemed to represent a number of common share equivalents equal to the number of shares of common stock issuable on conversion, exercise, redemption or exchange, as the case may be, of such Convertible Security,

(b) transfers of shares of common stock or Convertible Securities either during such director’s or officer’s lifetime or on death (i) by will or intestacy, (ii) to a trust the beneficiaries of which are exclusively such person and/or a member or members of such person’s immediate family, or (iii) by operation of law, including domestic relations order, provided that each such transferee shall sign and deliver to the representatives a lock-up letter substantially in the form of such person’s lock-up letter. For purposes of this clause (b), “immediate family” means any relationship by blood, marriage, domestic partnership or adoption, no more remote than a first cousin,

(c) transfers of shares of common stock or Convertible Securities pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all holders of our securities involving a “change of control” of Sempra Energy, provided that in the event that such tender offer, merger, consolidation or other such transaction is not completed, such shares of common stock and Convertible Securities held by such director or officer shall remain subject to the provisions of such director’s or officer’s lock-up letter. For purposes of this clause (c), “change of control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than us or any of our subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of the total voting power of our outstanding voting stock,

(d) the forfeiture, cancellation, withholding, surrender or delivery of shares of common stock to us to satisfy any income, employment and/or social security tax withholding and/or remittance obligations in connection with the vesting during such 60 day period of any restricted stock unit, restricted shares, performance share unit or phantom shares; provided that no filing under Section 16(a) of the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such forfeiture, cancellation, withholding, surrender or delivery, other than a filing on Form 4,

(e) distributions of shares of common stock or any Convertible Securities to limited partners, members or stockholders of such director or officer, provided that each distributee shall sign and deliver to the representatives a lock-up letter substantially in the form of such person’s lock-up agreement,

(f) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock, provided that such plan does not provide for the transfer of common stock during such 60 day period and no public announcement or filing under the Exchange Act or otherwise regarding the establishment of such plan shall be required or shall be voluntarily made by or on behalf of such director or officer or us, or

(g) sales of common stock pursuant to any trading plan complying with Rule 10b5-1 under the Exchange Act that has been entered into by the director or officer prior to the date of such person’s lock-up agreement or pursuant to any amendment or replacement of any such trading plan, so long as the number of shares of common stock subject to such original trading plan is not increased; provided that if such sales are required to be reported on Form 4 pursuant to Section 16(a) of the Exchange Act during such 60 day period, or such person voluntarily effects any public filing or report regarding such sales during such 60 day period, then such person shall disclose in such filing or report that such sale was made pursuant to an existing Rule 10b-5-1 trading plan.

Price Stabilization and Short Positions

In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock in the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

The representatives have advised us that they may also impose penalty bids. This occurs when a particular underwriter is required to repay to the underwriting syndicate a portion of the underwriting discount received by such underwriter because the representatives of the underwriters have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. Neither we nor any of the underwriters makes any representation that the underwriters will engage in any of the transactions described above and these transactions, if commenced, may be discontinued at any time without notice. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of the effect that the transactions described above, if commenced, may have on the market price of our common stock. If the underwriters commence these transactions, the underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

Other Relationships

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some or all of the underwriters and/or their affiliates have acted and/or are acting as lenders to and/or have from time to time performed and/or are performing certain investment banking, advisory, general financing, trustee and commercial banking and other commercial transactions and services for us and/or our affiliates for which they have received and in the future may receive customary fees and expenses. The underwriters and their affiliates may, from time to time, engage in other transactions with or perform other services for us and our affiliates in the ordinary course of their business for which they receive customary fees and expenses. In addition, affiliates of certain of the underwriters are lenders under our credit facilities, one or more of the underwriters are dealers under our commercial paper programs and certain underwriters or their affiliates are acting as the forward purchasers and forward sellers in connection with the Common Stock Offering.

In addition, in the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, these underwriters and their affiliates would hedge such exposure by entering into transactions which may consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the shares offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the securities offered in this offering or the Concurrent Offering. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Conflicts of Interest

All of the proceeds from the sale of shares of our common stock offered in this offering (excluding proceeds, if any, paid to us with respect to any shares of common stock that we may sell to the underwriters in lieu of the forward sellers selling such shares and excluding proceeds we may receive if the underwriters exercise their option to purchase additional shares of common stock directly from us) will be paid to the forward purchasers. Because Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, or their affiliates, will receive more than 5% of the net proceeds of this offering, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are deemed to have a conflict of interest within the meaning of FINRA Rule 5121. Accordingly, this offering will be conducted in compliance with the applicable provisions of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering, as the shares of our common stock have a “bona fide public market” (as defined in FINRA Rule 5121). In addition, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC may not make sales in this offering to any discretionary account without the prior written approval of the customer. Moreover, as described under “Use of Proceeds,” proceeds from this offering will be used to repay outstanding commercial paper. One or more of the underwriters participating in this offering and/or their affiliates may hold positions in our commercial paper, one or more of the underwriters act as dealers under our commercial paper programs, and affiliates of certain underwriters are lenders under our credit facilities. To the extent that the underwriters exercise their option to purchase shares of common stock directly from us in this offering or if, under the limited circumstances described herein, we are required to sell shares of our common stock directly to the underwriters in lieu of shares that would otherwise have been sold by the forward sellers and any net proceeds we receive from the sale of those shares are applied to repay any of our outstanding indebtedness (including commercial paper and bank loans) held by any of the underwriters or their affiliates, they will receive proceeds from this offering through the repayment of that indebtedness. If the amount of such proceeds so received by any underwriter or its affiliates is more than 5% of the net proceeds of this offering, such underwriter would be deemed to have a conflict of interest within the meaning of FINRA Rule 5121 but a “qualified independent underwriter” would not be required in connection with this offering for the reason described above. However, such underwriter would not be permitted to make sales in this offering to any discretionary account without the prior written approval of the customer.

Sales Outside the United States

Notice to Prospective Investors in the European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares of common stock which are the subject of the offering contemplated by this prospectus supplement, the accompanying prospectus and any related free writing prospectus may be made to the public in that Relevant Member State other than:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive and each person who initially acquires any shares of common stock or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

In the case of any shares of common stock being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares of common stock acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares of common stock to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the representatives has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer of shares of common stock to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for shares of common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in Japan

The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948 of Japan, as amended), or (“FIEL”), and the shares of common stock have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan.

Notice to Prospective Investors in the United Kingdom

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”)) in connection with the issue or sale of our common stock may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to us or the underwriters.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the common stock in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Singapore

This prospectus supplement and accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of Singapore, and the offer of the shares of common stock in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, this prospectus supplement, the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with, the conditions of any other applicable exemption or provision of the SFA.

It is a condition of the offer that where the shares of common stock are subscribed for or acquired pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:

(a) a corporation (which is not an Accredited Investor), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b) a trust (where the trustee is not an Accredited Investor), the sole purpose of which is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor,

the shares, debentures and units of shares and debentures of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the shares of common stock except:

(i)	to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(ii)	where no consideration is or will be given for the transfer;

(iii)	where the transfer is by operation of law;

(iv)	as specified in Section 276(7) of the SFA; or

(v)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Notice to Prospective Investors in Switzerland

The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, us, or the shares of our common stock have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority (FINMA), and the offer of shares of our common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of our common stock.

Notice to Prospective Investors in Australia

This prospectus supplement and the accompanying prospectus:

•	do not constitute a product disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth) (the “Corporations Act”);

•	have not been, and will not be, lodged with the Australian Securities and Investments Commission (“ASIC”), as a disclosure document for the purposes of the Corporations Act and do not purport to include the information required of a disclosure document under Chapter 6D.2 of the Corporations Act;

•	do not constitute or involve a recommendation to acquire, an offer or invitation for issue or sale, an offer or invitation to arrange the issue or sale, or an issue or sale, of interests to a “retail client” (as defined in section 761G of the Corporations Act and applicable regulations) in Australia; and

•	may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, or “Exempt Investors,” available under section 708 of the Corporations Act.

The shares of common stock may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the shares of common stock may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any shares of common stock may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the shares of common stock, you represent and warrant to us that you are an Exempt Investor.

As any offer of shares of common stock under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the shares of common stock you undertake to us that you will not, for a period of 12 months from the date of issue of the shares of common stock, offer, transfer, assign or otherwise alienate those securities to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus supplement, the accompanying prospectus and any related free writing prospectus have not been reviewed or approved by any regulatory authority in Hong Kong. This prospectus supplement, the accompanying prospectus and any related free writing prospectus do not constitute an offer or invitation to the public in Hong Kong to acquire the shares of common stock. Accordingly, no person may issue or have in its possession for the purpose of issue, this prospectus supplement, the accompanying prospectus and/or any related free writing prospectus or any advertisement, invitation or document relating to the shares of common stock, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong, except (i) where the shares of common stock are only intended to be offered to “professional investors” (as such term is defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“SFO”) and the subsidiary legislation made thereunder), (ii) in circumstances which do not result in this prospectus supplement, the accompanying prospectus and/or any related free writing prospectus being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance of Hong Kong (Cap. 32 of the Laws of Hong Kong) (“CO”), or (iii) in circumstances which do not constitute an offer or an invitation to the public for the purposes of the SFO or the CO. The offer of the shares of common stock is personal to the person to whom this prospectus supplement, the accompanying prospectus and/or any related free writing prospectus have been delivered, and a subscription for the shares of common stock will only be accepted from such person. No person to whom a copy of this prospectus supplement, the accompanying prospectus or any related free writing prospectus is issued may copy, issue or distribute this prospectus supplement, the accompanying prospectus and/or any related free writing prospectus to any other person. You are advised to exercise caution in relation to the offer. If you are in any doubt about the contents of this prospectus supplement, the accompanying prospectus and/or any related free writing prospectus, you should obtain independent professional advice.

Notice to Prospective Investors in Canada

The shares of common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

Latham & Watkins LLP will pass upon the validity of the securities offered hereby. Kimberly McDonnell, Associate General Counsel, Litigation, Regulatory & Environmental of Sempra Energy, will pass upon certain other legal matters relating to the issuance and sale of the securities on behalf of Sempra Energy. Sidley Austin LLP, San Francisco, California will act as counsel for the underwriters, the forward sellers and the forward purchasers. Sidley Austin LLP from time to time represents Sempra Energy and certain of its subsidiaries in connection with certain legal matters.

EXPERTS

The consolidated financial statements, and the related financial statement schedule, incorporated in this prospectus supplement and the accompanying prospectus by reference from Sempra Energy’s Annual Report on Form 10-K for the year ended December 31, 2017 and the effectiveness of Sempra Energy’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein and therein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of EFH and subsidiaries as of and for the year ended December 31, 2017, included in and incorporated by reference in this prospectus supplement and in the accompanying prospectus from Sempra Energy’s Current Report on Form 8-K/A filed with the SEC on May 3, 2018, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph that describes that Sempra Energy acquired all of the common stock of EFH and certain prepetition liabilities and accrued interest were repaid and other liabilities and claims were extinguished, as more fully described in Note 14 of such consolidated financial statements), which is incorporated by reference herein and therein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Oncor Holdings and subsidiary as of December 31, 2016 and 2017 and for the three years ended December 31, 2017, included in and incorporated by reference in this prospectus supplement and in the accompanying prospectus from Sempra Energy’s Current Report on Form 8-K/A filed with the SEC on May 3, 2018, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph that describes the ring-fencing measures implemented by the company), which is incorporated by reference herein and therein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INCORPORATION BY REFERENCE

In addition to the documents incorporated by reference into this prospectus supplement and the accompanying prospectus as described under the caption “Where You Can Find More Information” in the accompanying prospectus, we also incorporate by reference into this prospectus supplement and the accompanying prospectus our registration statement on Form 8-A filed with the SEC on January 9, 2018, including the description of our Series A Mandatory Convertible Preferred Stock incorporated by reference therein. You may obtain a copy of such registration statement as described in the accompanying prospectus under “Where You Can Find More Information.”

PROSPECTUS

SEMPRA ENERGY

Common Stock

Preferred Stock

Debt Securities

Purchase Contracts

Units

We may offer and sell our common stock, preferred stock, debt securities, purchase contracts and units from time to time in one or more offerings. This prospectus provides you with a general description of the securities we may offer.

Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Sempra Energy’s common stock is listed on the New York Stock Exchange under the symbol “SRE.” On December 27, 2017, the last reported sale price of our common stock on the New York Stock Exchange was $107.83 per share.

Investing in our securities involves risks. See the information under the heading “Risk Factors” on page 5 of this prospectus, and any similar section contained in the applicable prospectus supplement, concerning factors you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 2, 2018.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement that we filed with the U.S. Securities and Exchange Commission, or the “SEC,” as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described herein. Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or free writing prospectus, you should rely on the prospectus supplement or free writing prospectus, as applicable. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement (and any applicable free writing prospectus), together with the additional information described under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable prospectus supplement to this prospectus is accurate only as of the date on its respective cover, that the information appearing in any applicable free writing prospectus is accurate only as of the date of that free writing prospectus, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market and industry data and forecasts that are based on or derived from independent industry publications, publicly available information and other information from third parties or that have been compiled or prepared by our management or employees. Although we believe that these third party sources are reliable, we do not guarantee the accuracy or completeness of information provided by or derived from these third party sources, and we have not independently verified this information. In addition, market, demographic and industry data and forecasts that may be included or incorporated by reference in this prospectus, any prospectus supplement or any free writing prospectus may involve estimates, assumptions and other uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar headings in documents that are incorporated by reference into this prospectus. Accordingly, investors should not place undue reliance on this information.

When we refer to “Sempra,” “we,” “our” and “us” in this prospectus, we mean Sempra Energy and its consolidated subsidiaries, unless otherwise specified or unless the context otherwise requires. When we refer to “you,” we mean the potential holders of the applicable series of securities.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We file reports, proxy statements and other information with the SEC. Information filed with the SEC by us can be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549.

You may also obtain copies of this information by mail from the Public Reference Section of the SEC at prescribed rates. Further information on the operation of the SEC’s Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

The SEC also maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Sempra Energy’s common stock is listed on the New York Stock Exchange under the symbol “SRE,” and reports, proxy statements and other information concerning Sempra Energy can also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

Our web site address is http://www.sempra.com. The information on, or that can be accessed through, our web site, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus and any prospectus supplement are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. The full registration statement may be obtained from the SEC or us, as provided below. Forms of the indenture and other documents establishing the terms of the offered securities are or may be filed as exhibits to the registration statement or documents incorporated by reference in the registration statement. Statements in this prospectus or any prospectus supplement about these documents are not complete and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters. You may inspect a copy of the registration statement at the SEC’s Public Reference Room in Washington, D.C., as well as through the SEC’s website, as provided above.

Incorporation by Reference

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the “Exchange Act” in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed below or filed in the future, that are not deemed “filed” with the SEC, including our Compensation Committee report and performance graph or any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 28, 2017.

•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on October 30, 2017.

•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 4, 2017.

•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed with the SEC on May 9, 2017.

•	Our Current Reports on Form 8-K, filed with the SEC on February 7, 2017, February 27, 2017, March 14, 2017 (both reports), May 11, 2017, May 16, 2017, June 9, 2017, July 17, 2017, August 24, 2017, August 25, 2017, August 28, 2017, September 12, 2017, October 6, 2017, October 10, 2017, October 13, 2017, December 15, 2017, December 19, 2017 and January 2, 2018.

You may request a free copy of any of the documents incorporated by reference in this prospectus by writing or telephoning us at the following address:

Sempra Energy

488 8th Avenue

San Diego, California 92101

Attention: Corporate Secretary

Telephone: (619) 696-2000

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

SEMPRA ENERGY

Sempra Energy, based in San Diego, California, is a Fortune 500 energy-services holding company whose operating units invest in, develop and operate energy infrastructure, and provide gas and electricity services to their customers in North and South America. Our operating units are Sempra Utilities, which includes our Southern California Gas Company, San Diego Gas & Electric Company and Sempra South American Utilities reportable segments; and Sempra Infrastructure, which includes our Sempra Mexico, Sempra LNG & Midstream and Sempra Renewables reportable segments.

Our California utility subsidiaries, Southern California Gas Company and San Diego Gas & Electric Company, serve a population of approximately 25 million. Natural gas service is provided throughout Southern California and portions of Central California through approximately 6.8 million meters. Electric service is provided throughout San Diego County and an adjacent portion of Orange County, both in Southern California, through approximately 1.4 million meters.

We originally filed our articles of incorporation with the Secretary of State of the State of California on October 11, 1996.

Our principal executive offices are located at 488 8th Avenue, San Diego, California 92101, and our telephone number is (619) 696-2000.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K we file after the date of this prospectus, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

RATIOS OF EARNINGS TO FIXED CHARGES AND OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for Sempra and its consolidated subsidiaries for the periods indicated. For information regarding how these ratios were calculated, please see Exhibit 12.1 to Sempra’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017.

	Nine Months Ended September 30, 2017	Year Ended December 31,
		2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges	2.98x	3.53x	3.37x	3.29x	3.26x	3.05x
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends	2.98x	3.53x	3.37x	3.29x	3.26x	3.05x

No shares of Sempra’s preferred stock were outstanding during any of the periods reflected in the foregoing table and, as a result, the ratios of earnings to combined fixed charges and preferred stock dividends are identical to the ratios of earnings to fixed charges for those periods.

DESCRIPTION OF CAPITAL STOCK

Unless indicated differently in a prospectus supplement or free writing prospectus, this section describes some of the terms of our common stock and preferred stock, articles of incorporation and bylaws. The following description is not complete and is qualified in its entirety by reference to our articles of incorporation and bylaws. Therefore, you should read carefully the more detailed provisions of our articles of incorporation (including any certificate of determination filed thereunder with respect to any series of preferred stock) and bylaws, which are incorporated by reference herein and are filed or will be filed as exhibits to the registration statement of which this prospectus is a part and may be obtained as described under “Where You Can Find More Information.” Unless otherwise expressly stated herein or in a document incorporated or deemed to be incorporated by reference herein or the context otherwise requires, references to “we,” “us,” “our,” “Sempra Energy” and similar references under this caption “Description of Capital Stock” mean Sempra Energy, excluding its subsidiaries.

The authorized capital stock of Sempra Energy consists of (i) 750,000,000 shares of Sempra Energy common stock, without par value, and (ii) 50,000,000 shares of preferred stock. As of December 27, 2017, there were 251,358,077 issued and outstanding shares of our common stock and no outstanding shares of our preferred stock. No other classes of capital stock are authorized under our articles of incorporation.

Common Stock

The holders of our common stock are entitled to receive, ratably, such dividends as our board of directors may from time to time declare, subject to any rights of holders of outstanding shares of our preferred stock to receive dividends before dividends may be paid on our common stock. Except as otherwise provided by law, each holder of our common stock is entitled to one vote per share on each matter submitted to a vote of our shareholders, subject to the voting rights, if any, of holders of outstanding shares of any series of our preferred stock, which could include the right to vote separately as a class or series, or the right to vote together with the common stock as a single class.

At each annual meeting of our shareholders, directors shall be elected to hold office until the next annual meeting of shareholders and until their successors have been elected and qualified. Pursuant to our bylaws, directors standing for election in an “uncontested election” (as defined below) shall be elected by the affirmative vote of a majority of the shares entitled to vote for them represented and voting at a duly held meeting at which a quorum is present (and such affirmative votes must also represent more than 25% of the outstanding shares entitled to vote in the election of such directors). In any election of directors that is not an uncontested election, the candidates receiving the highest number of affirmative votes of the shares entitled to vote for them, up to the number of directors to be elected by those shares, shall be elected and votes against a director and votes withheld shall have no effect. The rights of holders of our common stock to elect directors are subject to the voting rights, if any, of holders of outstanding shares of any series of our preferred stock, which could include: (1) voting as a separate class or series, the right to elect one or more directors, or (ii) voting together with our common stock as a single class, the right to vote in the election of directors generally. Our bylaws define an “uncontested election” as, in general, an election of directors in which the number of candidates for election does not exceed the number of directors to be elected by our shareholders at that election, determined at the times specified in our bylaws. Our articles of incorporation provide that none of our shareholders may cumulate votes in the election of directors.

Our bylaws require us to include in our proxy materials for an annual meeting of stockholders the name of any person nominated for election to our board of directors by a shareholder or group of up to 20 shareholders who owned and have owned, or are acting on behalf of up to 20 beneficial owners who owned and have owned, in each case continuously for at least three years, at least 3% (determined as provided in our bylaws) of the aggregate voting power of our outstanding common stock and any other capital stock entitled to vote generally in the election of directors; provided that such shareholders give us written notice of such request within the time period set forth in our bylaws and such shareholders and their nominees satisfy the other requirements specified in our bylaws; and provided, further, that the number of such nominees whose names appear in our proxy materials shall not exceed the greater of (x) two nominees and (y) the largest whole number of nominees that does not exceed 20% of the number of our directors then in office, subject to possible reduction as provided in our bylaws.

In the event of any liquidation, dissolution or winding up of Sempra Energy, whether voluntary or involuntary, the holders of shares of our common stock are entitled, subject to any rights of the holders of outstanding shares of our preferred stock to receive distributions in such event before any distributions are made to holders of our common stock, to receive, ratably, any of our remaining assets after the discharge of our liabilities.

Holders of our common stock are not entitled to preemptive rights to subscribe for or purchase any part of any new or additional issue of stock or securities convertible into stock. Our common stock does not contain any redemption provisions, sinking fund provisions or conversion rights.

Preferred Stock

The board of directors of Sempra Energy is authorized, without the need for a vote or other action of our shareholders, to cause the issuance of shares of our preferred stock from time to time in one or more series and to determine the number of shares and designation of the preferred stock of any series, to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any such series subsequent to the issuance of shares of that series, and to determine or alter the rights, preferences, privileges and restrictions granted to or imposed upon such series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights. Accordingly, our board of directors could cause the issuance of one or more series of our preferred stock ranking senior to the common stock with respect to dividends or distributions in the event of our liquidation, dissolution or winding up or with voting or other rights that could dilute or otherwise adversely affect the voting or other rights and economic interests of holders of our common stock. Likewise, our board of directors could cause the issuance of one or more series of our preferred stock ranking on a parity with or senior to one or more other series of our preferred stock (subject to the terms of any one or more other series of our preferred stock, if any, then outstanding) with respect to dividends or distributions in the event of our liquidation, dissolution or winding up or with voting or other rights that could dilute or otherwise adversely affect the voting rights (if any) and other rights and economic interests of the holders of any such other series of preferred stock.

In the event that we issue any series of preferred stock pursuant to this prospectus, we will describe the terms of such series of preferred stock in a supplement to this prospectus and, if applicable, a free writing prospectus.

Anti-Takeover Effects of our Articles of Incorporation and Bylaws

Certain provisions of our articles of incorporation and bylaws could have the effect of delaying, deterring or preventing another party from acquiring or seeking to acquire control of us. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage anyone seeking to acquire control of us to negotiate first with our board of directors. However, these provisions could also delay, deter or prevent a change of control or other takeover of our company that our shareholders might consider to be in their best interests, including transactions that might result in a premium being paid over the market prices of our common stock and any outstanding preferred stock, and may also limit the price that investors are willing to pay in the future for our common stock and any outstanding preferred stock. These provisions may also have the effect of preventing changes in our management. Our articles of incorporation and bylaws include anti-takeover provisions that:

•

authorize our board of directors, without a vote or other action by our shareholders, to cause the issuance of preferred stock in one or more series and, with respect to each series, to fix the number of shares constituting that series and to establish the rights, preferences, privileges and restrictions of that series, which may include, among other things, dividend and liquidation rights and preferences, rights to convert such shares into common stock, voting rights and other rights which may dilute or otherwise adversely affect the voting or other rights and the economic interests of holders of our common stock or one or more other series of our preferred stock, if any, then outstanding;

•	establish advance notice requirements and procedures for shareholders to submit nominations of candidates for election to our board of directors and to propose other business to be brought before a shareholders meeting;

•	provide that vacancies in our board of directors, including vacancies created by the removal of any director, may be filled by a majority of the directors then in office or by the sole remaining director;

•	provide that no shareholder may cumulate votes in the election of directors, which means that the holders of a majority of our outstanding shares of common stock can elect all directors standing for election by our common shareholders;

•	require that any action to be taken by our shareholders must be taken either (1) at a duly called annual or special meeting of shareholders or (2) by the unanimous written consent of all of our shareholders, unless our board of directors, by resolution adopted by two-thirds of the authorized number of directors, waives the foregoing provision in any particular circumstance; and

•	require action by shareholders holding not less than 1/10th of the voting power of our capital stock in order for our shareholders to call a special meeting of shareholders.

Limitation on Liability of Directors; Indemnification of Directors and Officers

Our articles of incorporation provide that the liability of our directors for monetary damages shall be eliminated to the fullest extent permissible under California law. Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors, officers and agents under certain circumstances. Our bylaws provide for mandatory indemnification of our directors and officers, subject to the limitations set forth therein. In addition, our articles of incorporation provide us with the power, by bylaw, agreement or otherwise, to indemnify our directors, officers and other agents to the fullest extent permissible under California law and, subject to certain limitations, in excess of the indemnification otherwise expressly permitted by Section 317 of the Corporations Code. We believe that this limitation of liability and these indemnification provisions are useful to attract and retain qualified directors and officers.

Listing of our Common Stock

Our common stock is listed on the New York Stock Exchange under the symbol “SRE.”

Registrar and Transfer Agent

The registrar and transfer agent for our common stock is American Stock Transfer & Trust Company LLC.

DESCRIPTION OF DEBT SECURITIES

Unless indicated differently in a prospectus supplement or a free writing prospectus, the following description sets forth some of the general terms and provisions of the debt securities that Sempra Energy may offer by this prospectus. The debt securities may be issued as senior debt securities or subordinated debt securities. Unless otherwise expressly stated or the context otherwise requires, references to “we,” “us,” “our,” “Sempra Energy” and similar references under this caption “Description of Debt Securities” mean Sempra Energy excluding its subsidiaries.

The senior debt securities will be governed by an indenture (the “senior indenture”) between us and the trustee named therein and the subordinated debt securities will be governed by an indenture (the “subordinated indenture”) between us and the trustee named therein. The senior indenture and the subordinated indenture are hereinafter sometimes called, collectively, the “indentures” and individually, an “indenture.” Each indenture gives us broad authority to set the particular terms of each series of debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of debt securities and the extent, if any, to which the particular terms of the series modify the terms of the applicable indenture will be described in the accompanying prospectus supplement, or a free writing prospectus, relating to such series of debt securities.

Each indenture contains the full legal text of the matters described in this section. The following description of certain provisions of the indentures and our debt securities is not complete and is subject to and qualified in its entirety by reference to all the provisions of the applicable indenture, including definitions of terms used in such indenture, and by the certificates evidencing the debt securities of each series, copies of which have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part or to a document incorporated by reference in this prospectus and which may be obtained as described under “Where You Can Find More Information.” We also include references in parentheses to certain sections of the indenture. Whenever we refer to particular sections or defined terms of the indentures in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus and the applicable prospectus supplement. This summary also is subject to and qualified by reference to the description of the particular terms of a particular series of debt securities described in the applicable prospectus supplement or free writing prospectus.

General

Sempra Energy may issue an unlimited amount of debt securities under the indentures in one or more series. Sempra Energy is not required to issue all debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement, may reopen a series, without the consent of the holders of the debt securities of that series, for issuances of additional debt securities of that series.

The debt securities of Sempra Energy will be its unsecured obligations.

Before the issuance of each series of debt securities, the terms of the debt securities of the applicable series will be specified in either a supplemental indenture or in one or more officers’ certificates of Sempra Energy. We refer you to the applicable prospectus supplement for a description of the following terms of each series of debt securities:

(a)	the title of the debt securities;

(b)	any limit upon the aggregate principal amount of the debt securities;

(c)	the person to whom any interest on a security of the series shall be payable, if other than the person in whose name that security is registered;

(d)	the date or dates on which principal will be payable or how to determine the dates;

(e)	the rate or rates or method of determination of interest; the date or dates from which interest will accrue; the dates on which interest will be payable, which we refer to as the “interest payment dates”; and any record dates for the interest payable on the interest payment dates;

(f)	the right, if any, to extend the interest payment periods, and the terms of any such extensions;

(g)	the place or places where principal of and any premium and interest on the debt securities will be payable and whether, if acceptable to the trustee, any principal of such securities will be payable without presentation or surrender thereof;

(h)	the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which Sempra Energy may redeem the debt securities, in whole or in part, and the manner in which any election by Sempra Energy to redeem the debt securities shall be evidenced;

(i)	any obligation of Sempra Energy to redeem or purchase debt securities pursuant to any sinking fund, purchase fund or similar provision, or any option of the registered holder to require us to redeem or purchase debt securities, and the terms and conditions upon which the debt securities will be redeemed or purchased, in whole or in part;

(j)	the denominations in which the debt securities will be issuable (if other than denominations of $1,000 and any integral multiple thereof);

(k)	if the amount of principal or any premium or interest on any debt securities may be determined with reference to an index or pursuant to a formula and the manner in which such amounts will be determined;

(l)	the currency, currencies or currency units in which the principal of and any premium or interest on the debt securities will be payable, if other than United States dollars, and the manner of determining the equivalent thereof in United States dollars;

(m)	if at the election of Sempra Energy or the holder, the payments of principal of or any premium or interest on the debt securities will be payable in one or more currencies or currency units other than those in which the debt securities are stated to be payable, the terms and conditions upon which such election is to be made and the manner in which such amounts shall be determined;

(n)	the portion of the principal amount of the debt securities that will be payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;

(o)	the amount which will be deemed to be the principal amount of the debt securities as of any date or dates before the stated maturity date, if the principal amount will not be determinable as of any such date or dates prior to the stated maturity date, including the amount which will be due and payable or outstanding as of any such date;

(p)	if the sections of the indenture providing for defeasance do not apply to any debt securities;

(q)	whether the debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities;

(r)	any addition, modification or deletion of any Events of Default or covenants provided in the indenture with respect to debt securities and any change in the acceleration provisions with respect to the debt securities;

(s)	any addition to or change in the covenants set forth in the indenture with respect to the debt securities; and

(t)	any other terms of the debt securities.

(See Section 301.)

Ranking

The senior debt securities will be the unsecured and unsubordinated obligations of Sempra Energy. The indebtedness represented by the senior debt securities will rank equally in right of payment with all other unsecured and unsubordinated debt of Sempra Energy. The indebtedness represented by the subordinated debt securities will rank junior and subordinate in right of payment to the prior payment in full of the senior debt of Sempra Energy, to the extent and in the manner set forth under the caption “—Subordination” below and as may be set forth in a prospectus supplement. The debt securities are obligations of Sempra Energy exclusively, and are not the obligations of any of its subsidiaries. Because Sempra Energy conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries, the debt securities will be effectively subordinated to all existing and future indebtedness and other liabilities of Sempra Energy’s subsidiaries.

Holding Company Structure

Sempra Energy conducts its operations primarily through its subsidiaries and substantially all of its consolidated assets are held by its subsidiaries. Accordingly, Sempra Energy’s cash flow and its ability to meet its obligations under its debt securities are dependent upon the earnings of its subsidiaries and the distribution or other payment of these earnings to Sempra Energy in the form of dividends or loans or advances and repayment of loans and advances from Sempra Energy. The subsidiaries are separate and distinct legal entities and have no obligation to pay any amounts due on the Sempra Energy debt securities or to make any funds available for payment of amounts due on these debt securities.

Because Sempra Energy is a holding company, its obligations under the debt securities will be structurally subordinated to all existing and future liabilities of its subsidiaries. Therefore, Sempra Energy’s rights and the rights of its creditors, including the rights of the holders of the debt securities issued by Sempra Energy, to participate in the assets of any subsidiary upon the liquidation or reorganization of the subsidiary will be subject to the prior claims of the subsidiary’s creditors. To the extent that Sempra Energy may itself be a creditor with recognized claims against any of its subsidiaries, Sempra Energy’s claims would still be effectively subordinated to any security interest in, or mortgages or other liens on, the assets of the subsidiary and would be subordinated to any indebtedness or other liabilities of the subsidiary that are senior to the claims held by Sempra Energy. Sempra Energy expects to incur, and expects that its subsidiaries will incur, substantial additional amounts of indebtedness.

Payment of Debt Securities—Interest

Unless indicated differently in a prospectus supplement, Sempra Energy will pay interest on the debt securities on each interest payment date to the persons in whose name the debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

However, if we default in paying interest on a debt security, we will pay defaulted interest in either of the two following ways:

(a)	We will first propose to the trustee a payment date for the defaulted interest. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be between ten and 15 days before the proposed payment date. Finally, we will pay the defaulted interest on the payment date to the registered holder of the debt security as of the close of business on the special record date.

(b)	Alternatively, we can propose to the trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

Payment of Debt Securities—Principal

Sempra Energy will pay principal of and any premium on the debt securities at stated maturity, upon redemption or otherwise, upon presentation of the debt securities at the office of the paying agent, which initially will be the trustee or such other paying agent designated in accordance with the applicable indenture. Any other paying agent initially designated for the debt securities of a particular series will be named in the applicable prospectus supplement.

If any interest payment date, redemption date or the maturity date of the debt securities is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

In its discretion, Sempra Energy may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer, but must at all times maintain a place of payment of the debt securities and a place for registration of transfer of the debt securities in the Borough of Manhattan, the City of New York. (See Section 1002.)

Form; Transfers; Exchanges

Unless otherwise provided in the applicable prospectus supplement or free writing prospectus, the debt securities will be issued:

(a)	only in fully registered form;

(b)	without interest coupons; and

(c)	in denominations that are even multiples of $1,000.

You may have your debt securities divided into debt securities of smaller authorized denominations or combined into debt securities of larger authorized denominations, as long as the total principal amount is not changed. This is called an “exchange.” (See Section 305.)

You may exchange or transfer debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring debt securities. Sempra Energy may appoint another agent or act as its own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the “security registrar.” It will also perform transfers. (See Section 305.)

In our discretion, we may change the place for registration of transfer of the debt securities and may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

There will be no service charge for any transfer or exchange of the debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange.

We may block the transfer or exchange of (a) debt securities during a period of 15 days before giving any notice of redemption or (b) any debt security selected for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part. (See Section 305.)

Events of Default

Unless indicated differently in a prospectus supplement, an “event of default” occurs with respect to the debt securities of any series if:

(a)	Sempra Energy does not pay any interest on any debt securities of the applicable series within 30 days of the due date;

(b)	Sempra Energy does not pay any principal of or premium on any debt securities of the applicable series on the due date;

(c)	Sempra Energy does not make a sinking fund payment with respect to any debt securities of the applicable series when due;

(d)	Sempra Energy remains in breach of a covenant or warranty (excluding covenants and warranties solely applicable to another series of debt securities issued under the applicable indenture) in the applicable indenture or the debt securities of the applicable series for 60 days after there has been given to Sempra Energy, by registered or certified mail, a written notice of default specifying such default or breach and requiring remedy of the default or breach; the notice must be sent by either the trustee or registered holders of at least 25% of the principal amount of the outstanding debt securities of the applicable series;

(e)	default occurs under any bond, note, debenture or other instrument evidencing any indebtedness for money borrowed by Sempra Energy (including a default with respect to any other series of debt securities issued under the applicable indenture), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by Sempra Energy (or the payment of which is guaranteed by Sempra Energy), whether such indebtedness or guarantee exists on the date of the applicable indenture or is issued or entered into following the date of the applicable indenture, if:

(1)	either:

•	such default results from the failure to pay any such indebtedness when due; or

•	as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity; and

(2)	the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any such indebtedness when due or the maturity of which has been so accelerated, aggregates at least $25 million;

(f)	Sempra Energy files for bankruptcy, or other specified events in bankruptcy, insolvency, receivership or reorganization occur with respect to Sempra Energy; or

(g)	any other event of default specified in the applicable prospectus supplement for such series occurs.

(See Section 501.)

No event of default with respect to a series of debt securities necessarily constitutes an event of default with respect to the debt securities of any other series issued under the applicable indenture.

As of September 30, 2017, the terms of approximately $1.75 billion aggregate principal amount of outstanding senior debt securities that we previously issued under the senior indenture (the “prior senior debt securities”) included the event of default described in clause (e) of the first paragraph under the above heading “Events of Default” (a so-called “cross-default” event of default), with a threshold amount of at least $25 million. However, Sempra Energy anticipates that the senior debt securities offered hereby will not include the event of default described in clause (e) of the first paragraph under the above heading “Events of Default” or any other “cross-default” event of default. Accordingly, if a series of debt securities offered hereby does not include a “cross-default” event of default, then the principal of and interest on the prior senior debt securities may be declared due and payable immediately upon the occurrence of a “cross-default” event of default, while the holders of the senior debt securities of such series offered hereby will not be entitled to accelerate such debt securities as a result of such event.

Remedies

Acceleration

If an event of default occurs and is continuing with respect to any series of debt securities, then either the trustee or the registered holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of all of the debt securities of that series, together with accrued and unpaid interest thereon, to be due and payable immediately. (See Section 502.)

Rescission of Acceleration

After the declaration of acceleration has been made with respect to any series of debt securities and before the trustee has obtained a judgment or decree for payment of the money due, the declaration and its consequences will be rescinded and annulled, if:

(a)	Sempra Energy pays or deposits with the trustee a sum sufficient to pay:

(1)	all overdue interest on the debt securities of that series, other than interest which has become due by declaration of acceleration;

(2)	the principal of and any premium on the debt securities of that series which have become due, otherwise than by the declaration of acceleration, and overdue interest on these amounts;

(3)	interest on overdue interest, other than interest which has become due by declaration of acceleration, on the debt securities of that series to the extent lawful; and

(4)	all amounts due to the trustee under the applicable indenture; and

(b)	all events of default with respect to the debt securities of that series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the applicable indenture.

(See Section 502.)

For more information as to waiver of defaults, see “—Waiver of Default and of Compliance” below.

Control by Registered Holders; Limitations

If an event of default with respect to the debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding debt securities of that series, voting as a single class, without regard to the holders of outstanding debt securities of any other series that may also be in default, will have the right to direct the time, method and place of:

(a)	conducting any proceeding for any remedy available to the trustee with respect to the debt securities of that series; and

(b)	exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

These rights of registered holders to give directions are subject to the following limitations:

(a)	the registered holders’ directions do not conflict with any law or the applicable indenture; and

(b)	the direction is not unduly prejudicial to the rights of holders of the debt securities of that series who do not join in that action.

The trustee may also take any other action it deems proper which is consistent with the registered holders’ direction. (See Sections 512 and 603.)

In addition, each indenture provides that no registered holder of debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture or for the appointment of a receiver or for any other remedy thereunder unless:

(a)	that registered holder has previously given the trustee written notice of a continuing event of default;

(b)	the registered holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with the request; and

(c)	for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders of debt securities. (See Section 507.)

However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 508.)

Notice of Default

The trustee is required to give the registered holders of debt securities of the affected series notice of any default under the applicable indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived; except that in the case of an event of default of the character specified above in clause (d) under “—Events of Default,” no notice shall be given to such registered holders until at least 30 days after the occurrence of the default. The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders. (See Section 602.)

We will furnish the trustee with an annual statement as to our compliance with the conditions and covenants in the applicable indenture.

Waiver of Default and of Compliance

The registered holders of a majority in aggregate principal amount of the outstanding debt securities of any series, voting as a single class, without regard to the holders of outstanding debt securities of any other series, may waive, on behalf of all registered holders of the debt securities of that series, any past default under the applicable indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the applicable indenture that cannot be amended without the consent of the registered holder of each outstanding debt security of that series. (See Section 513.)

Unless indicated differently in a prospectus supplement, compliance with certain covenants in the applicable indenture or otherwise provided with respect to debt securities of any series may be waived before the time specified for compliance by the registered holders of a majority in aggregate principal amount of the debt securities of such series. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

Sempra Energy has agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey its properties and assets as an entirety or substantially as an entirety to any entity, unless:

(a)

(i) it is the continuing entity (in the case of a merger), or (ii) the successor entity formed by such consolidation or into which it is merged or which acquires by sale, transfer, lease or other conveyance its properties and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the debt securities and the performance of all of the covenants under the indenture; and

(b)	immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default under the applicable indenture, has or will have occurred and be continuing.

Neither the applicable indenture nor the debt securities contain any financial or other similar restrictive covenants.

(See Section 801.)

Modification of Indenture

Without Registered Holder Consent. Without the consent of any registered holders of debt securities outstanding under an indenture, Sempra Energy and the trustee may enter into one or more supplemental indentures to such indenture for any of the following purposes:

(a)	to evidence the succession of another entity to Sempra Energy; or

(b)	to add one or more covenants for the benefit of the holders of all or any series of debt securities issued under such indenture or to surrender any right or power conferred upon Sempra Energy; or

(c)	to add any additional events of default for all or any series of debt securities issued under such indenture; or

(d)	to add or change any of the provisions of such indenture to the extent necessary to permit or facilitate the issuance of debt securities in bearer form or to facilitate the issuance of debt securities in uncertificated form; or

(e)	to change or eliminate any provision of such indenture so long as the change or elimination does not apply to any debt securities entitled to the benefit of such provision or to add any new provision to such indenture provided that any such addition does not apply to any outstanding debt securities issued under such indenture; or

(f)	to provide security for the debt securities of any series issued under such indenture; or

(g)	to establish the form or terms of debt securities of any series issued under such indenture, as permitted by such indenture; or

(h)	to evidence and provide for the acceptance of appointment of a separate or successor trustee; or

(i)	to cure any ambiguity, defect or inconsistency, or to make any other changes that do not adversely affect the interests of the holders of debt securities of any series under such indenture in any material respect.

(See Section 901.)

With Registered Holder Consent. Subject to the following sentence, Sempra Energy and the trustee may, with some exceptions, amend or modify the applicable indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding debt security affected thereby:

(a)	change the stated maturity of the principal or interest on any debt security or reduce the principal amount, interest or premium payable or change any place of payment where or the currency in which any debt security is payable, or impair the right to bring suit to enforce any payment;

(b)	reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver; or

(c)	modify certain provisions in the applicable indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

A supplemental indenture which changes or eliminates any provision of the applicable indenture expressly included solely for the benefit of holders of debt securities of one or more particular series will be deemed not to affect the interests under the applicable indenture of the holders of debt securities of any other series.

(See Section 902.)

Defeasance

The indentures provide, unless the terms of the particular series of debt securities provide otherwise, that Sempra Energy may, upon satisfying several conditions, cause it to be discharged from its obligations, with some exceptions, with respect to any series of debt securities, which we refer to as “defeasance.”

One condition Sempra Energy must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient moneys to pay the principal of and any premium and interest on those debt securities on the maturity dates of the payments or upon redemption.

In addition, Sempra Energy will be required to deliver an opinion of counsel to the effect that a holder of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the applicable indenture.

(See Article XIII.)

Satisfaction and Discharge

The applicable indenture will cease to be of further effect with respect to any series of debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the applicable indenture, except as noted below, when:

•	all outstanding debt securities of such series have become due or will become due within one year at their stated maturity or on a redemption date; and

•	Sempra Energy deposits with the trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding debt securities of such series.

Sempra Energy will remain obligated to pay all other amounts due under the applicable indenture and to perform certain ministerial tasks as described in the applicable indenture.

(See Section 401.)

Resignation and Removal of the Trustee; Deemed Resignation

The trustee with respect to any series of debt securities may resign at any time by giving written notice to us. The trustee may also be removed with respect to the debt securities of any series by act of the registered holders of a majority in principal amount of the then outstanding debt securities of such series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the applicable indenture. Under certain circumstances, Sempra Energy may appoint a successor trustee with respect to such series of debt securities, and if the successor trustee accepts, the trustee will be deemed to have resigned. (See Section 610.)

Subordination

Unless indicated differently in a prospectus supplement, Sempra Energy’s subordinated debt securities of each series will be subordinated in right of payment to the prior payment in full of all its senior debt. This means that upon:

(a)	any payment by, or distribution of the assets of, Sempra Energy upon its dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings; or

(b)	a failure to pay any senior debt or interest thereon when due and continuance of that default beyond any applicable grace period; or

(c)	acceleration of the maturity of any senior debt as a result of a default;

the holders of all of Sempra Energy’s senior debt will be entitled to receive:

•	in the case of clause (a) above, payment of all amounts due or to become due on all senior debt; and

•	in the case of clauses (b) and (c) above, payment of all amounts due on all senior debt,

before the holders of any of the subordinated debt securities are entitled to receive any payment. So long as any of the events in clauses (a), (b), or (c) above has occurred and is continuing, any amounts payable on the subordinated debt securities will instead be paid directly to the holders of all senior debt to the extent necessary to pay the senior debt in full and, if any payment is received by the subordinated indenture trustee under the subordinated indenture or the holders of any of the subordinated debt securities before all senior debt is paid in full, the payment or distribution must be paid over to the holders of the unpaid senior debt. Subject to paying the senior debt in full, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the senior debt to receive payments applicable to the senior debt until the subordinated debt securities are paid in full. (See Sections 1401 and 1403.)

“senior debt” means with respect to the subordinated debt securities, the principal of, and premium, if any, and interest on and any other payment in respect of indebtedness due pursuant to any of the following, whether outstanding on the date the subordinated indenture is executed or thereafter incurred, created or assumed:

(a)	all of the indebtedness of Sempra Energy evidenced by notes, debentures, bonds or other securities sold by it for money or other obligations for money borrowed;

(b)	all indebtedness of others of the kinds described in the preceding clause (a) assumed by or guaranteed in any manner by Sempra Energy or in effect guaranteed by Sempra Energy through an agreement to purchase, contingent or otherwise, as applicable; and

(c)	all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding clauses (a) and (b),

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same by its terms provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to or is pari passu with such securities. (See Section 101.)

Due to the subordination, if assets of Sempra Energy are distributed upon insolvency, certain of its general creditors may recover more, ratably, than holders of subordinated debt securities. The subordination provisions will not apply to money and securities held in trust under the satisfaction and discharge provisions or under the defeasance provisions of the applicable subordinated indenture. (See Section 1307.)

The subordinated debt securities and the subordinated indenture do not limit Sempra Energy or any of its subsidiaries’ ability to incur additional indebtedness, including indebtedness that will rank senior to subordinated debt securities. Sempra Energy expects that it will incur, and that its subsidiaries will incur, substantial additional amounts of indebtedness in the future. (See Section 301.)

Conversion Rights

The terms and conditions of any series of debt securities being offered that are convertible into common stock of Sempra Energy will be set forth in a prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or Sempra Energy, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed.

Miscellaneous Provisions

Each indenture provides that certain debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under “—Satisfaction and Discharge” above, will not be deemed to be “outstanding” in determining whether the registered holders of the requisite principal amount of the outstanding debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes. (See Section 101.)

Sempra Energy will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding debt securities of any series entitled to give or take any demand, direction, consent or other action under the applicable indenture, in the manner and subject to the limitations provided in the applicable indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders of any series of outstanding debt securities. If a record date is set for any action to be taken by registered holders of particular debt securities, the action may be taken only by persons who are registered holders of the respective debt securities on the record date. (See Section 104.)

Governing Law

Each indenture and the related debt securities will be governed by and construed in accordance with the laws of the State of New York. (See Section 112.)

DESCRIPTION OF OTHER SECURITIES

We will set forth in the applicable prospectus supplement a description of any purchase contracts or units issued by us that may be offered and sold pursuant to this prospectus.

GLOBAL SECURITIES

Unless otherwise expressly stated or the context otherwise requires, under this caption “Global Securities,” references to “we,” “us,” “our,” “Sempra Energy” and similar references mean Sempra Energy excluding its subsidiaries, and references to the “securities” mean the debt securities offered by this prospectus and the applicable prospectus supplement or free writing prospectus.

Book-Entry, Delivery and Form

Unless we indicate differently in any applicable prospectus supplement or free writing prospectus, the debt securities of each series initially will be issued in book-entry form and represented by one or more global debt securities (“global securities”). The global securities will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, as depositary (“DTC” or the “depositary”), and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for definitive debt securities in certificated form registered in the names of persons other than the depositary or its nominee (“certificated securities”) under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

DTC has advised us that it is:

•	a limited-purpose trust company organized under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others, which we sometimes refer to as “indirect participants,” that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a “beneficial owner,” is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants (collectively, “participants”) through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.

To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of

Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency for the applicable series of securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. (or such other DTC nominee) to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.

So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If certificated securities are issued under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment as such addresses shall appear in the security register or by wire transfer at such places and to such accounts at such banking institutions in the United States as may be designated in writing to the applicable trustee at least 15 days before the applicable payment date by the persons entitled to payment.

DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of the principal of, premium, if any, and interest on the securities to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.

The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.

As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•	we determine, in our sole discretion, not to have such series of securities represented by one or more global securities; or

•	an event of default (as defined) has occurred and is continuing with respect to such series of securities,

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

Euroclear and Clearstream

If so provided in the applicable prospectus supplement, you may hold interests in a global security through Clearstream Banking S.A., which we refer to as “Clearstream,” or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as “Euroclear,” either directly if you are a participant in Clearstream or Euroclear or indirectly through organizations which are participants in Clearstream or Euroclear. Clearstream and Euroclear will hold interests on behalf of their respective participants through customers’ securities accounts in the names of Clearstream and Euroclear, respectively, on the books of their respective U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in such depositaries’ names on DTC’s books.

Clearstream and Euroclear are securities clearance systems in Europe. Clearstream and Euroclear hold securities for their respective participating organizations and facilitate the clearance and settlement of securities transactions between those participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates.

Payments, deliveries, transfers, exchanges, notices and other matters relating to beneficial interests in global securities owned through Euroclear or Clearstream must comply with the rules and procedures of those systems. Transactions between participants in Euroclear or Clearstream, on one hand, and other participants in DTC, on the other hand, are also subject to DTC’s rules and procedures.

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers and other transactions involving any beneficial interests in global securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

Cross-market transfers between participants in DTC, on the one hand, and participants in Euroclear or Clearstream, on the other hand, will be effected through DTC in accordance with the DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective U.S. depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the global securities through DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement. Participants in Euroclear or Clearstream may not deliver instructions directly to their respective U.S. depositaries.

Due to time zone differences, the securities accounts of a participant in Euroclear or Clearstream purchasing an interest in a global security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant participant in Euroclear or Clearstream, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a participant in Euroclear or Clearstream to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Other

The information in this section of this prospectus concerning DTC, Clearstream, Euroclear and their respective book-entry systems has been obtained from sources that we believe to be reliable, but we do not take responsibility for this information. This information has been provided solely as a matter of convenience. The rules and procedures of DTC, Clearstream and Euroclear are solely within the control of those organizations and could change at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, has any control over those entities and none of us or them takes any responsibility for their activities. You are urged to contact DTC, Clearstream and Euroclear or their respective participants directly to discuss those matters. In addition, although we expect that DTC, Clearstream and Euroclear will perform the foregoing procedures, none of them is under any obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time. Neither we nor the trustee nor any agent of ours or of the trustee, nor any broker, dealer, underwriter or agent of ours involved in the offer or sale of any securities, will have any responsibility for the performance or nonperformance by DTC, Clearstream and Euroclear or their respective participants of these or any other rules or procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the offered securities from time to time:

•	through agents;

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through a combination of any of the foregoing methods of sale.

We will identify the specific plan of distribution, including any underwriters, dealers, agents or direct purchasers and their compensation in the applicable prospectus supplement.

LEGAL MATTERS

Latham & Watkins LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Sempra Energy. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated by reference in this prospectus from Sempra Energy’s Annual Report on Form 10-K for the year ended December 31, 2016, and the effectiveness of Sempra Energy’s internal control over financial reporting, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated by reference herein. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Energy Future Holdings Corp. and subsidiaries as of and for the year ended December 31, 2016, incorporated by reference in this prospectus from Sempra Energy’s Current Report on Form 8-K dated January 2, 2018, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph that describes that the financial statements do not purport to reflect or provide for the consequences of the bankruptcy proceedings and an emphasis-of-matter paragraph that describes substantial doubt regarding the company’s ability to continue as a going concern, both items discussed in Note 2 of the consolidated financial statements), which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements of Oncor Electric Delivery Holdings Company LLC and subsidiary as of and for the year ended December 31, 2016, incorporated by reference in this prospectus from Sempra Energy’s Current Report on Form 8-K dated January 2, 2018, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph that describes the ring-fencing measures implemented by the company), which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

$1,100,000,000

Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Citigroup

J.P. Morgan

                    , 2018